Exhibit (p)(6)

Exhibit (p)(6)

PNC Code of Business Conduct

& Ethics

ETHICS & VALUES

At PNC, we share a drive to win and a promise to make banking easy for our customers. We should always remember that how we go about achieving our goals and delivering on our promise is just as important as the result.

Along with good judgment, our core values and common sense, the PNC Code of Business Conduct and Ethics provides an important guide for how to conduct business and carry out our daily responsibilities in an appropriate manner. The Code applies to all employees and board members of PNC, and helps us continue a reputation for excellence among all we serve.

Together, we have worked very hard to build a successful and well-respected company. We simply cannot tolerate unethical behavior. Remember, you are obligated to report any suspected of known violations of PNC’s Code to your supervisor, your human resources representative, the corporate ombudsman or by making an anonymous report to the PNC Business Conduct and Ethics Hotline at 1-866-785-9753.

To consistently perform, grow and deliver PNC’s promise of ease, confidence and achievement requires an unwavering commitment to our values and our Code. Each of us brings the power of PNC to life, and each of us is accountable to do the right thing – every day.

Jim Rohr

Chairman and

Chief Executive Officer

The PNC Financial Services Group

One PNC Plaza 249 Fifth Avenue Pittsburgh Pennsylvania 15222-2707

www.pnc.com

I. Code of Business Conduct and Ethics: The PNC Principles

At PNC we are leading the way in everything we do, including the way we conduct our business. Our most valuable assets at PNC are our reputation and the confidence placed in all of us by our shareholders, employees, regulators, and of course our customers. To be a leader in every community we serve, we must hold ourselves to the highest standards of ethics, business conduct and compliance throughout our organization. We pride ourselves in making the complex refreshingly easy and inspiring customer confidence at every turn. Set forth below are the ethical principles that guide our actions.

> We maintain the highest standards of honesty and integrity in matters relating to our shareholders, customers, employees and regulators.

We strive to be worthy of the trust placed in us by those with whom we deal and to treat them with respect.

> We comply with laws and regulations pertaining to our business.

Given the highly regulated environment in which PNC operates, each of us takes seriously the responsibility to comply with relevant laws and regulations in all PNC transactions and in all decisions we make with respect to PNC transactions. In parts of our business, these laws and regulations can impose fiduciary responsibilities, which guide us when acting on behalf of our customers. We do not intentionally engage in conduct that violates applicable laws and regulations.

> We encourage and facilitate the reporting of unethical or illegal behavior. We will not tolerate retaliation for reports of such conduct made in good faith.

We take upon ourselves the obligations to act ethically and in compliance with the law and to report unethical or illegal behavior. We will not permit adverse employment action to be taken against an employee in retaliation for that employee having filed a good faith report of an alleged violation of the Code of Business Conduct and Ethics.

> We avoid situations that present conflicts of interest.

We have a fundamental obligation to make sound business decisions in the best interests of PNC undistorted by our personal interests.

We owe a duty to the company not to take corporate opportunities for ourselves and not to compete with PNC.

> We maintain the confidentiality of company and customer information in compliance with applicable laws.

We have policies and procedures designed to protect confidential customer and company information.

We use this information only for legitimate business purposes and do not disclose it to those without any entitlement to it. We do not use material non-public information as a basis on which to trade in securities of PNC or other companies or to recommend to others that they trade in such securities.

> We protect PNC’s property and use it for legitimate business purposes, but not for improper personal gain or benefit.

We treat company assets with care and avoid waste of corporate resources. We do not use our position with PNC for improper personal gain or benefit.

> We endeavor to deal fairly with PNC’s customers, suppliers, competitors and employees.

We do not take unfair advantage through manipulation, concealment, abuses of confidential information, or misrepresentation of material facts.

> We employ accounting, auditing and record-keeping practices that are designed to meet legal and business requirements.

Most of us participate at least to some extent in the recording, processing or analyzing of financial or other information related to PNC and its businesses or in the review and audit of these activities and the information that results. These processes exist to assist in business decision-making and the evaluation of PNC’s performance by the Board and senior management and to facilitate compliance with legal and other requirements for retention of information and its disclosure to others. We are responsible, to the extent we participate in any of these processes, for helping ensure that the information regarding PNC, its businesses, and its performance that we record, process and analyze is accurate, comprehensive and recorded in accordance with applicable legal or accounting principles and that it is made available to those with a need to know the information on a timely basis. Those of us with a substantive role in the preparation of SEC filings and other forms of public disclosure regarding PNC are also responsible for helping ensure that PNC’s public disclosure provides a full, fair, accurate, timely and understandable reflection of the company’s financial position and results. All of us are responsible for bringing any evidence of accounting fraud or fraud in financial reporting or internal accounting controls to the attention of senior management or to the Corporate Ombudsman. The Chief Executive Officer, Chief Financial Officer, and Controller are each deemed to be subject to this principle of the Code of Business Conduct and Ethics in its entirety.

II. Your Responsibilities Under the Code of Business Conduct and Ethics

As a PNC employee or director, you must:

> Have a basic familiarity with the matters covered by the Code of Business Conduct and Ethics and understand how the Code of Business Conduct and Ethics applies to your job responsibilities.

> Comply with the Code of Business Conduct and Ethics.

> Report matters involving unethical business conduct, inadequate compliance or disclosure, known or suspected violation of any significant PNC policy or other misconduct. Section IV outlines the steps that should be taken when communicating a suspected problem, concern or ethical violation. If you are in doubt as to the best course of action in a particular situation, you are encouraged to seek guidance from your supervisor, Employee Relations or the Corporate Ombudsman.

> Complete required Code of Business Conduct and Ethics training in a timely manner.

> Cooperate in PNC investigations, auditing and monitoring procedures and provide requested documentation.

> Certify, when hired and at other times during your employment, that you have received, read, understood and will comply with the Code of Business Conduct and Ethics.

> Assist PNC in maintaining a culture of ethical behavior through example and by actively discouraging unethical business conduct by others acting on behalf of PNC.

Failure of any PNC employee to fulfill his/her responsibilities under the Code of Business Conduct and Ethics may result in disciplinary action up to and including termination of employment.

You should understand that violations of laws or regulations may also result in legal proceedings and penalties including, in some circumstances, criminal penalties.

If you are in a leadership position at PNC, you are also expected to:

> Support a work environment where ethical business conduct is recognized and valued.

> Communicate to employees about how the Code of Business Conduct and Ethics applies to their everyday activities. Your own behavior should be a model for other employees.

> Create an environment where employees feel comfortable asking questions about and reporting potential violations of the Code of Business Conduct and Ethics or other significant PNC policies. Encourage employees to raise their questions and concerns.

> Take prompt corrective action to remedy business conduct inconsistent with the Code of Business Conduct and Ethics, and where appropriate, in consultation with Employee Relations or the Corporate Ethics Office, support disciplinary action for violations of the Code of Business Conduct and Ethics.

III. Administering the Code of Business Conduct and Ethics

The Corporate Ombudsman in the Corporate Ethics Office is responsible for overseeing administration of the Code of Business Conduct and Ethics and reporting periodically to PNC’s Board of Directors or an appropriate Board committee. PNC has established an Ethics Policy Committee, chaired by the Chief Regulatory Officer, to resolve policy issues relating to the Code of Business Conduct and Ethics, oversee resolution of major ethical issues, approve exceptions and receive and review reports relating to the Code’s administration.

Any director or employee who seeks an exception to any provision of the Code of Business Conduct and Ethics should request such an exception from the Corporate Ombudsman. In the case of directors and executive officers1, any proposed exception must be approved by the Audit Committee of the Board of Directors. An exception means approval of a material departure from a provision of the Code of Business Conduct and Ethics, whether in advance of a material departure or in the form of a waiver of a material departure that has already occurred. PNC will publicly disclose exceptions granted to directors and executive officers to the extent required by law or the rules of the New York Stock Exchange.

The Audit Committee of PNC’s Board of Directors will determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of any fraud relating to or affecting the preparation of PNC’s financial statements, SEC or other regulatory financial reports, or the operation of PNC’s internal controls that involve executive management or other employees with a significant role in PNC’s financial reporting, public disclosure or internal controls.

IV. Reporting Ethical Violations and Non-Retaliation

Employees are reminded of their obligation to report any unethical business conduct and any known or suspected violations of the Code of Business Conduct and Ethics, the Employee Conduct Policies or any other significant PNC policies. You will be protected from any retaliation for good faith reporting. PNC offers employees many ways to raise concerns about unethical business conduct and possible Code of Business Conduct and Ethics or other significant PNC policy violations. All reports will be investigated and appropriate action taken in accordance with PNC’s policies and procedures. Reports involving an executive officer or a member of the Board of Directors will generally be referred to the Chief Regulatory Officer, the General Counsel, or the Audit Committee Chair unless otherwise specified under another policy.

To any make of the a following report, you people: may contact

> Your supervisor or manager

> The Employee Relations Information Center (ERIC) at 1-866-661-3742

> The Corporate Ombudsman at 412-768-8507

If you wish to make an anonymous report, call the PNC Business Conduct and Ethics Hotline, available to all employees, 24 hours a day, 7 days a week at 1-866-785-9753. If you choose to make a report anonymously, you are encouraged to provide sufficient detail regarding the known or suspected violation to permit a complete investigation. The PNC Business Conduct and Ethics Hotline is also available to concerned individuals outside the company.

V. Other PNC Policies and Procedures

In addition to the Code of Business Conduct and Ethics, PNC has other important policies and procedures applicable to your daily activities. For example, you should become familiar with and adhere to the Employee Conduct Policies set forth in the Employee Manual, many of which relate to types of conduct similar to those covered by the Code of Business Conduct and Ethics. PNC and your business unit may also have additional policies and procedures that must be followed. Remember, you must report any unethical business conduct or suspected violations of significant policies, as set forth above.

1 For purposes of this policy, executive officers are those officers designated by the company as Section 16 Officers under Section 16 of the Securities Exchange Act of 1934.

PNC Employee Conduct Policies

ETHICS & VALUES

Employees are reminded of their obligation

to report any unethical business conduct and

any known or suspected violation of the Code

of Business Conduct and Ethics, the Employee

Conduct Policies or other significant PNC

policies. A problem cannot be resolved unless

it has first been identified. Such reports

should be made immediately to any of the

following people:

> Your supervisor or manager; or

> The Employee Relations Information

Center (ERIC) at 1-866-661-3742; or

> The Corporate Ombudsman at

412- 768-8507 or ;

> The PNC Business Conduct and Ethics

Hotline at 1-866-785-9753

(Calls to the Hotline can be made

anonymously)

Table of Contents

I. What are Employee Conduct Policies? 4

II. Raising Employee Conduct Policy Issues 5

If you have a Question: 5

If you want to ask for an exception or a waiver: 5

If you have a Business Conduct or Employee Conduct Policy concern: 5

When an Employee Conduct Policy is raised: 6

III. Employee Conduct Policies 7

A. Compliance with Law/Dealing with Regulators 7

Compliance with the Law 7

Dealing with Regulators 7

B. Dealing with Conflicts of Interest 8

Use of Position or Authority 8

Self-Dealing 9

Gifts 9

Business Entertainment 11

Special Rules for Gifts to and Entertainment of Government Employees 12

Special Rules for Gifts to and Entertainment of Union Recipients 14

Inheritances and Fiduciary Appointments 15

Transactions with PNC Bank 16

C. Personal Investment Transactions Policy 17

Personal Investment Transaction Rules for All Employees 17

D. Outside Activities 20

Other Employment 20

Outside Director and Officer Positions 21

Holding Political/Public Office Positions 22

Political Contributions 23

Lobbying, Registration and Reporting Requirements 24

Serving as an Expert Witness 25

E. Privacy and Confidentiality 26

Safeguarding Confidential Information 26

F. Protection and Proper Use of PNC Assets 28

Corporate Property and Inventions 28

Electronic Media 29

G. PNC’s Business Records 31

Business Documentation Requirements 31

Accounting, Auditing and Recordkeeping Policies 31

H. Dealing with Customers and Suppliers 32

I. Dealing with Competitors 33

Competition with Former Employers, Business Partners or Others 33

Antitrust 34

J. Conduct in the Workplace 36

Equal Employment Opportunity (“EEO”) 36

Bias, Harassment, Sexual Harassment, and other Inappropriate Conduct 36

Honesty 37

K. United States Foreign Corrupt Practices Act 38

IV. Definitions 40

V. Appendix 1—Restricted Employees 43

VI. Key Contacts Reference Guide 50

With a spirit of boundless optimism and roll-up-your-sleeves sense of purpose, we at PNC are leading the way in everything we do; including the way we treat our customers and our fellow employees. These are the Employee Conduct Policies that that we live by every day.

I. What are Employee Conduct Policies?

Employee Conduct Policies are intended to provide guidance regarding certain situations that may arise during your PNC employment.1 Many of these policies cover areas also covered by provisions in the Code of Business Conduct and Ethics. To help explain each Employee Conduct Policy, many of these sections have an Overview, Basic Rules and Situations to Watch Out For. Note that the “Situations to Watch Out For” are not necessarily violations of the policies but represent situations where the risk of an unintentional violation is high.

YOUR RESPONSIBILITIES:

Read, become familiar with, and comply with the Employee Conduct Policies, paying particular attention to the policies that pertain to your job responsibilities.

> Comply with applicable laws and regulations

> Provide required notifications and obtain necessary approvals

> Cooperate in investigations and inquiries

> Raise any questions or concerns you may have regarding any of the policies with your supervisor or manager, the Employee Relations Information Center, the Corporate Ombudsman or the PNC Business Conduct and Ethics Hotline

> Certify, when hired and at other times during employment, that you have received, read, understand and will comply with the Code of Business Conduct and the Employee Conduct Policies

Failure to fulfill your responsibilities under these policies may result in disciplinary action, up to and including termination of your employment.

1 The Employee Conduct Policies are not a contract of employment or guarantee of employment for any period of time. The Employee Conduct Policies are not necessarily a statement of law and in many instances PNC’s policies may go beyond what the law and industry practice require; however, it is important that each employee of PNC comply with these policies. The Employee Conduct Policies are not intended to result in the imposition of legal liability on PNC, or any PNC employee, or any other person who may be subject to the policies, if such liability would not otherwise exist under the law.

II. Raising Employee Conduct Policy Issues

IF YOU HAVE A QUESTION:

If you have any questions or concerns regarding matters covered by the Code of Business Conduct and Ethics, the Employee Conduct Policies or other significant PNC policies, you should contact:

> Your supervisor or manager; or

> The Employee Relations Information Center (ERIC) at 1-866-661-3742; or

> The Corporate Ombudsman at 412-768-8507

IF YOU WANT TO ASK FOR AN EXCEPTION OR A WAIVER:

Exceptions to or waivers of the Employee Conduct Policies and certain approvals must be made by either the Corporate Ombudsman or the Ethics Policy Committee. The Corporate Ombudsman has the sole discretion to determine if he/she will present requests for exceptions or approvals to the Ethics Policy Committee. You should contact the Corporate Ombudsman if you have a situation that requires a waiver or exception.

REPORTING CHANNELS—IF YOU HAVE A BUSINESS CONDUCT OR EMPLOYEE CONDUCT POLICY CONCERN:

Employees are reminded of their obligation to report any unethical business conduct and any known or suspected violation of the Code of Business Conduct and Ethics, Employee Conduct Policies or any other significant PNC policies. A problem cannot be resolved unless it has first been identified. Such reports should be made immediately to any of the following people:

> Your supervisor or manager; or

> The Employee Relations Information Center (ERIC) at 1-866-661-3742; or

> The Corporate Ombudsman at 412-768-8507; or

> The PNC Business Conduct and Ethics Hotline at 1-866-785-9753 (Calls to the Hotline may be made anonymously)

You have been provided with several reporting alternatives so that you can choose the alternative with which you feel comfortable. You may also make an anonymous report if you wish by calling the PNC Business Conduct and Ethics Hotline at 1-866-785-9753. The PNC Business Conduct and Ethics Hotline is available 24 hours a day, 7 days a week for Employee Conduct Policy and Code of Business Conduct and Ethics issues or any other concerns related to unethical business conduct. Calls to the PNC Business Conduct and Ethics Hotline are received by an outside company.

Please note that if you are a PNC employee working outside the United States, a separate PNC Business Conduct and Ethics Hotline has been established for your use. This phone number is available on the country-specific information that has been provided to you along with the PNC Code of Business Conduct and Ethics.

Regardless of the conduct you report and method of reporting you choose, you will be protected from any employment discrimination, retaliation or retribution for having filed a good faith report.

WHEN AN EMPLOYEE CONDUCT POLICY IS RAISED:

When you make a report about a matter relating to unethical business conduct or possible violation of an Employee Conduct Policy, the Code of Business Conduct and Ethics or any other significant PNC policies, the Company will do the following:

> Investigate the situation and gather as much additional information about the situation as is needed to make a determination regarding the report

> Take action as appropriate based on the results of its investigation

> Handle the information you provide in a confidential manner, disclosing information only as required in connection with the investigation or otherwise

III. Employee Conduct Policies

A. Compliance With Law/Dealing With Regulators

The following PNC Employee Conduct Policies are designed to promote compliance with the law and appropriate interactions with regulators.

COMPLIANCE WITH THE LAW

Basic Rules

> Be aware of the laws and regulations applicable to your business unit

> Comply with applicable laws and regulations

> Report any suspected violations of law or regulations to your supervisor or manager, the Employee Relations Information Center at 1-866-661-3742, the Corporate Ombudsman at 412-768-8507 or the PNC Business Conduct and Ethics Hotline at 1-866-785-9753

Situations to Watch Out For

> Changes in the law or new requirements that may affect your business unit

> New products or services that may be subject to special legal requirements

> A decision, transaction or product that seems “close to the line”

> Any activity by a vendor, customer or employee that you believe may violate the law

> Different laws or regulations that may apply when you move to a new position, business or geographic location

DEALING WITH REGULATORS

Basic Rules

> Treat our regulators with courtesy and respect

> Respond to the requests of our regulators in an honest and timely manner, as directed by your supervisor

> Notify your supervisor if regulators express concern about a transaction or product

> Raise any significant regulatory concerns to your compliance representative or to the Director of Regulatory Affairs

B. Dealing with Conflicts of Interest

We avoid conflicts of interest and the appearance of conflicts of interest. A conflict situation can arise when an employee, officer or director takes action or has interests that may make it difficult to perform his or her PNC job responsibilities objectively.

The following Employee Conduct Policies describe situations that may result in a conflict of interest and provide guidance for handling them: Use of Position or Authority Self Dealing Gifts Business Entertainment Inheritances and Fiduciary Appointments Transactions with PNC Bank

USE OF POSITION OR AUTHORITY

Overview

You must not use your position or authority with PNC in any situation where your action may be affected by your personal interests, or where your decision is, or others may reasonably perceive that your decision is, affected by your personal interests.

Basic Rules

> Except as set forth below, you must obtain prior approval from the Corporate Ethics Office by submitting a Notification/Approval Form (available on the PNC Intraweb under Ethics and Values) before becoming involved in a decision-making capacity on behalf of PNC in a material transaction with any entity in which you or an Immediate Family Member has a significant personal or financial interest.

> In the case of a publicly held PNC subsidiary you may represent PNC in a transaction with that subsidiary if you are in compliance with the securities ownership rules set forth in the Personal Investment Transactions Policy.

> If you are not sure whether you are required to provide notice or obtain approval in a particular situation, contact the Corporate Ombudsman.

> Do not transact business on behalf of PNC with respect to your own accounts, Extended Family Member accounts or accounts for anyone whose close relationship with you may create a conflict of interest or the appearance of a conflict (this includes financial and non-financial transactions).

> If you are a manager, you should not direct an employee you directly or indirectly supervise to perform any transaction that you would be prohibited from doing yourself.

Situations to Watch Out For

> Being involved in a transaction with a supplier or a customer in which you or a family member has a personal or financial interest

> Requests for special favors in conducting business transactions with a family member or friends

> Conducting business in your own accounts or the accounts of family members Page 8

SELF-DEALING

Overview

You must not use corporate property, information or position for improper personal gain.

Basic Rules

> Do not ask for or accept, from someone either doing business or trying to do business with PNC, a discount or other consideration that are made available to you or to an Immediate Family Member because of your position with PNC.

> Do not take for yourself or an Immediate Family Member a business opportunity that belongs to PNC. A business opportunity belongs to PNC if PNC has sought the opportunity, or the opportunity has been offered to PNC and PNC is pursuing or funding the opportunity.

Situations to Watch Out For

> You or a family member taking a business opportunity that has been offered to PNC

> A special favor offered by someone either doing business or trying to do business with PNC, that you suspect is made available to you because of your position with PNC

GIFTS

Overview

You may not ask for or accept a gift or anything of value from anyone doing or seeking to do business with PNC if you intend to be influenced or rewarded, or if you believe the giver intends to exert improper influence in connection with any business decision or transaction involving PNC. Where this is not the case, you may accept gifts up to certain dollar limits from someone doing or seeking to do business with PNC. Examples of such gifts are flowers, fruit baskets, tickets if the donor will not be attending the event with you, and advertising or promotional items, contest prizes or gifts related to commonly recognized events or occasions. If you are giving a gift to a customer and expect reimbursement, you should follow the guidelines in the PNC Expense Reimbursement Policy. However, regardless of whether or not you are seeking reimbursement, your gift to any one recipient and their Immediate Family Members should be of a reasonable and customary value. If a customer or vendor is attending an event with you, the tickets or other costs are covered by the Business Entertainment policy below.

Basic Rules for Accepting Gifts

The following policies apply to gifts received by you as well as your Immediate Family Members:

> In a calendar year, you may accept from one source gifts, the aggregate value of which does not exceed $250.

> If you are offered a gift or something of value beyond the permissible amount, you must complete a Notification/Approval Form (available on the PNC Intraweb under Ethics and Values) even if you do not accept the gift. You also may not accept any gift in excess of the permissible amount unless you obtain the approval of the Corporate Ethics Office.

> You must refuse or return a gift that exceeds the permissible amount unless you have obtained the necessary approval described above.

> If you do not know the value of a gift, you must make a reasonable effort to establish the approximate worth (e.g., reviewing and comparing the gift to similar items in a shopping catalog). If you are not able to determine an approximate value, you should consult with your supervisor or the Corporate Ombudsman.

> You should not accept gifts of money from customers or vendors regardless of amount, unless approval is obtained from the Corporate Ethics Office. Please note that such approval will be provided only under limited circumstances.

> The following gifts are not subject to the above dollar limit: o Gifts from anyone with whom you have a personal relationship that are not given as a result of your employment o Civic, educational or charitable organization awards o Discounts or rebates offered to the public, to substantially all PNC employees, or to substantially all PNC employees in a market or business unit o Loans made in the ordinary course of business at market rates by other financial institutions are not “gifts” o Business entertainment where the customer or vendor is in attendance is subject to the Business Entertainment policy below and not to the $250 limit. However, business entertainment where the customer or vendor is not in attendance is considered a gift subject to the $250 limit set forth above

Basic Rules for Giving Gifts

> You should not give a gift to another PNC employee if the gift is intended to improperly influence the employee’s performance.

> Before giving gifts to employees of other banks or bank holding companies, you should be aware that those employees are also subject to legal restrictions on the receipt of gifts and that these restrictions apply to both the giver and the recipient. In light of these restrictions, you should contact the Corporate Ethics Office before giving gifts to employees of other banks.

> Regardless of whether or not you are seeking reimbursement under PNC’s Expense Reimbursement Policy, gifts to a customer or vendor should be of a reasonable and customary value and nature. No lavish gifts may be provided. In addition, such gifts cannot be given as a bribe or reward for an official or business act or under circumstances that otherwise represent improper or illegal dealings with a customer or vendor or that create the appearance of any such conduct. Please note that separate and more restrictive policies will apply in the situations outlined directly below: o If you are an employee of PNC Capital Markets, PNC Investments (including LFSCs), Harris Williams, a PNC Global Investment Servicing broker dealer, or any other employee holding a securities license, you are subject to and must comply with the more restrictive policy regulating your industry that addresses special gift rules. o Providing gifts, meals, and business entertainment to foreign or U.S. federal, state, or local government employees is described in the policy entitled Special Rules for Gifts to and Entertainment of Government Employees. o Providing gifts, meals, and business entertainment to union recipients is described in the policy entitled Special Rules for Gifts to and Entertainment of Union Recipients.

> You should note that PNC’s Expense Reimbursement Policy contains restrictions on the gifts to customers and vendors that PNC will reimburse, and you should consult this policy before giving any gift for which you intend to seek reimbursement.

> Gifts from anyone with whom you have a personal relationship that are not given as a result of your employment.

Situations to Watch Out For

> Accepting gifts from suppliers and/or customers in excess of permitted value

> Accepting any gift, regardless of value, from someone you suspect is trying to influence your actions as an employee of PNC

> Accepting discounts or rebates on merchandise or services that are not available to the general public, to substantially all PNC employees, to substantially all employees within a particular business, or to substantially all employees in a particular market

> Gifts offered where the value is hard to determine

> Gifts offered where the same source has given you other gifts at other times in the year

BUSINESS ENTERTAINMENT

Overview

You may accept business entertainment if such entertainment is customary in your particular business and the cost of the entertainment is of a reasonable and customary value that PNC would normally reimburse as an appropriate business expense. While there is no fixed dollar amount for acceptable business entertainment, the hospitality you accept must be commensurate with your job responsibilities and should not be lavish or extravagant under the circumstances. You may also provide business entertainment to others as long as it is of a reasonable and customary value and is not for the purpose of improperly influencing a decision or gives the appearance of such influence.

Basic Rules

> You may let someone else occasionally pay for meals, refreshments, travel arrangements (including airfare), accommodations, or entertainment to discuss business or foster business relationships if such payment is an accepted practice in your particular business and the expense is of reasonable and customary value.

> Where travel arrangements and/or accommodations are to be paid for by a customer or vendor, you must obtain prior approval from the Corporate Ethics Office by submitting a Notification/ Approval Form2 available on PNC’s Intraweb under Ethics and Values). Pre-clearance need not be obtained if the travel or accommodations are being provided pursuant to terms of an existing contract between the customer or vendor and your business unit.

> If the person providing the business entertainment will not be present at an event, tickets to the event are treated as gifts, subject to the $250 annual gift limit in the Gifts policy above. Otherwise, business entertainment is not subject to the $250 annual limit. Please note that separate and more restrictive policies will apply in the situations outlined directly below: o If you are an employee of PNC Capital Markets, PNC Investments (including LFSCs) or Harris Williams or a PNC Global Investment Servicing broker dealer, or any other employee holding a securities

2 PNC Wealth Management employees should consult PNC Wealth Management policies and procedures for more specific guidance regarding how vendor relationships affect PNC’s fiduciary duties.

license, you are subject to and must comply with the more restrictive policy regulating your industry that addresses special gift rules. o Providing gifts, meals and business entertainment to foreign or U.S. federal, state, or local government employees is described in the policy entitled Special Rules for Gifts to and Entertainment of Government Employees. o Providing gifts, meals and business entertainment to union recipients is described in the policy entitled Special Rules for Gifts to and Entertainment of Union Recipients.

Situations to Watch Out For

> Letting a current or prospective customer or vendor pay for entertainment of a type or in an amount not normally reimbursable by PNC

> Tickets to events where the customer or vendor will not be present

> Accepting from a customer or vendor travel or accommodation

SPECIAL RULES FOR GIFTS TO AND ENTERTAINMENT OF GOVERNMENT EMPLOYEES

Overview

The federal government, the various states, and certain local jurisdictions have separate laws and rules restricting the gifts and entertainment (i.e., meals, entertainment, transportation, lodging, tickets to events, or anything else of value) that may be provided to its officials and employees. Gifts for these purposes include, but are not limited to, entertainment and meals at which you are present. These laws and rules vary from jurisdiction to jurisdiction and are complex and subject to change. Indeed, these laws range from absolutely prohibiting gifts regardless of value to liberally permitting gifts as long as there is no exchange of a gift for an official action. Please note that the pre-clearance procedures below are applicable even though you may not receive reimbursement from PNC for the gift. Lawful political contributions are not considered gifts under this policy, but are covered by the Political Contributions policy.

For purposes of this policy, the term “Government Employee” means: (1) members and staff of the U.S. Senate or House or of a state or local legislature; (2) judges and judicial employees; (3) officials or employees of the Federal, state, or local executive branch or any of its departments or agencies; (4) members, officials, and employees of any governmental board, commission, or authority; (5) any person who is compensated in any way through appropriated government funds (other than outside consultants or independent contractors); (6) any person who is an officer or employee of a corporation of which the Federal, state or local government is at least a partial owner or which was created by statute or ordinance; (7) officials of foreign governments; and (8) Immediate Family Members of the above.

Basic Rules Pre-clearance Required

> You must pre-clear through the Corporate Ethics office all gifts, meals, entertainment, travel, lodging, or anything else (regardless of value) provided to Government Employees by submitting a Notification/Approval Form (available on PNC’s Intraweb under Ethics and Values) under the following circumstances: (Please note that under certain circumstances PNC may give a blanket approval for an employee to provide gifts to a Government Employee with whom they have a personal relationship. You should contact the Corporate Ethics Office if you would like to request such blanket approval.)

o Federal Government Employees (including judicial): Pre-clear any gift, meal, entertainment, travel, lodging, or anything else to any federal Government Employee (including congressional, executive, and judicial branch) regardless of value.

o State or Local Government Employees (other than judicial):

—Meals and Entertainment: For state or local Government Employees, pre-clear meals and entertainment if greater than the amount specified in the Pre-Clearance Chart (which may be found on the PNC Intraweb under Ethics and Values). For state or local Government Employees not listed in the Pre-Clearance Chart, pre-clear regardless of value.

- Travel, Lodging, and Any Other Form of Gift: Pre-clear regardless of value.

o State or Local Judicial Government Employees: Pre-clear any gift, meal, entertainment,

travel, lodging, or anything else to a state or local judge or judicial Government Employee regardless of value.

o Foreign Government Employees: Pre-clear any gift, meal, entertainment, travel, lodging,

or anything else to a Government Employee of any foreign government or foreign political organization regardless of value.

> Gifts or entertainment given by you to your own Extended Family Members who are Government

Employees, for which you are not seeking reimbursement from PNC, are permitted and do not require pre-clearance as long as it is solely for a personal/familial purpose.

> If you are a registered lobbyist on behalf of PNC, in addition to the pre-clearance requirements described above, you are required to pre-clear gifts and entertainment with the Government

Affairs Office.

> If you are seeking reimbursement from PNC for any gift or entertainment covered above, you must report such expenditures through the applicable expense reporting process for your business unit,

specifying the Government Employee who was the recipient of the gift or entertainment.

> If you are an employee of PNC Capital Markets, PNC Investments (including LFSCs), Harris Williams, or a

PNC Global Investment Servicing broker dealer, or any other employee holding a securities license, you are subject to and must comply with the more restrictive policy regulating your industry that addresses special gift rules.

Restrictions/Prohibitions Regardless of Pre-clearance

> Under no circumstances may you offer anything of value to a Government Employee for the purpose of influencing the recipient to take or refrain from taking any official action, or to improperly induce the recipient to conduct business with PNC.

> Do not give a gift to Government Employees that would create the appearance of impropriety in the mind of a reasonable and objective third party.

> You should ask the Government Employee to ensure that their contemplated gift or entertainment is appropriate under the guidelines applicable to that particular Government Employee. States and local jurisdictions may have specific laws restricting gifts to and entertainment of Government

Employees; therefore, you should not knowingly violate these restrictions.

> Even if the gift or entertainment is permitted, as set forth above, it should be occasional (i.e., not frequent or regularly scheduled) and not excessive.

> Do not give a gift that consists of money to Government Employees regardless of value. You may, however, give a gift of money to your Extended Family Member who may also be a

Government Employee, so long as it is given solely for a personal/familial purpose.

Situations to Watch Out For

> Hosting parties, receptions, or other widely attended social gatherings where Government

Employees are present

> Solicitation of a gift by a Government Employee

> Giving a gift to a Government Employee because you have received pre-clearance for similar gifts in the past

> Giving a gift to a Government Employee because you intend to pay for the gift out of your own funds and not seek reimbursement from PNC

> Giving a gift to a Government Employee because there is a personal relationship between you and the Government Employee that you believe makes the contemplated gift permissible

> Offering or providing the use of PNC property to a Government Employee

SPECIAL RULES FOR GIFTS TO AND ENTERTAINMENT OF UNION RECIPIENTS

Overview

The Labor Management Reporting and Disclosure Act of 1959 (LMRDA) requires reporting by PNC of certain gifts, entertainment, payment of money or anything of value provided directly or indirectly to Union Recipients. The term “Union Recipient” means any labor organization or the officers, agents, shop stewards or other representatives or employees of any labor organization, whether acting in their union or personal capacity, and includes a union trustee of a Taft-Hartley plan.

Basic Rules

> You should not give a gift to a Union Recipient that may create the appearance of an impropriety in the mind of a reasonable and objective third party.

> You must report all Union Recipient expenditures if you are seeking reimbursement from PNC, regardless of the amount, through the applicable expense reporting process for your business unit.

> If you are not seeking reimbursement through PNC, you must report all Union Recipient expenditures by contacting the Corporate Compliance Office.

> You do NOT need to report payments or loans made to Union Recipients that were the result of commercial transactions made on neutral terms without regard to the Union Recipient’s status, and done in the regular course of PNC’s business (not including marketing, business development, or client relations expenditures).

Situations to Watch Out For

Examples of situations where PNC may be required to report under the LMRDA if Union Recipients are involved:

> Parties, receptions, or widely attended gatherings that are directly or indirectly sponsored by PNC

> Meals or refreshments

> Sporting event tickets or theatre tickets

> Travel or lodging

> Golf events (including charity golf tournaments)

> Education conferences

> Donations for union-related dinners or union-sponsored charities (including sponsorship or raffle items)

> Advertising or sponsorship of trade booths at union or Taft-Hartley fund-related functions

> Giving a gift to a Union Recipient because you intend to pay for the gift out of your own funds and Page 14 not seek reimbursement from PNC

> Providing preferential treatment to a Union Recipient based solely on his or her union status. For example, reducing fees or offering a greater rate of return on an investment or bank product, or in any other way offering more advantageous terms than PNC might normally offer to a similar customer

INHERITANCES AND FIDUCIARY APPOINTMENTS

Overview

There are limited circumstances when it is acceptable to accept inheritances and/or fiduciary appointments from PNC customers.

Basic Rules for Inheritances

Generally, neither you nor any Immediate Family Member may accept an inheritance from a customer whose financial transactions you have handled unless: (i) the relationship between you and the customer was established outside your PNC employment or (ii) the customer is your relative.

Basic Rules for Fiduciary Appointments

> Generally, you may not accept appointment as a customer’s executor, trustee or other fiduciary unless have obtained prior approval from the Corporate Ethics Office and you should try to discourage a PNC customer from appointing you as fiduciary if you have any advance knowledge of the appointment.

> You may however, accept a fiduciary appointment without prior approval if the relationship between you and the person appointing you as fiduciary was established outside of your PNC employment or is a family relationship.

> In any case where you will be acting as a co-fiduciary with PNC Bank or PNC Bank, Delaware, and you will be compensated, you must submit a Notification/Approval Form (available on PNC’s Intraweb under Ethics and Vales) to initiate approval from the Ethics Policy Committee and/or the board of directors of the bank.

Situations to Watch Out For

> Accepting an inheritance from a PNC customer you became acquainted with as a result of your PNC employment, even if you subsequently became personal friends

> You or a relative accepting an inheritance from a PNC customer

TRANSACTIONS WITH PNC BANK

Overview

Transactions with PNC by you or an Immediate Family Member must be on terms available to the general public, to all employees or to substantially all employees within a particular market or business unit.

Basic Rules for Employees

> You may purchase from PNC only those properties or services that are available to the general public, to substantially all employees, to substantially all employees within a particular business or to substantially all employees within a particular market. Transaction terms must be market rate or general employee rate.

> You may sell or lease property or services to PNC so long as the sale or lease is at a market rate and on terms as favorable to PNC as would be offered by you to an unrelated third party in similar circumstances.

Basic Rules for Non-Employee Directors

> If you are a non-employee director, you may not purchase property or services from PNC unless such property or services are offered in the regular course of PNC’s business, and are purchased from PNC on terms comparable to those available to other similarly situated customers of PNC.

> If you are a non-employee director neither you nor your affiliated company, may sell any property or services to PNC unless such property or services are sold in the regular course of your or the enterprise’s business and are sold to PNC on terms comparable with those available to other similarly situated customers of you or the enterprise.

> If you are a non-employee director, your transactions with PNC must be permissible by applicable law or be pre-cleared by a majority of disinterested members of the PNC Board of Directors after the material facts are disclosed or made known.

Situations to Watch Out For

> Purchasing properties or services from PNC that are not available to the general public or that are only available to a select group of employees

> Selling, renting, or leasing any property or services to PNC at a price that is higher than what would normally be charged a nonaffiliated third party

C. Personal Investment Transactions Policy

This Policy sets forth the procedures and restrictions that govern the Personal Investment Transactions of all PNC employees and directors. The purpose of this Policy is to promote compliance by all employees and directors with applicable securities laws and regulations, including the laws prohibiting Insider Trading and also assist with the identification of Personal Investment Transactions that may create conflicts of interest. If you have any questions regarding the applicability of this Policy, contact the Corporate Ethics Office or your line of business compliance representative before executing your transaction.

PNC’s employees are engaged in a wide variety of investment and business activities. In light of this range of activities and the regulatory requirements that apply, this Policy imposes various restrictions on certain groups of employees based on their roles and responsibilities within the organization (“Restricted Employees”). The Corporate Ethics Office, with the assistance of executive management for each business function and the line of business compliance unit, shall determine whether or not each employee is a Restricted Employee. All employees and directors must comply with the Basic Rules set forth in this policy. You will be notified if you are a Restricted Employee and if so, will be expected to comply with additional restrictions and procedures that govern your Personal Investment Transactions and will be reminded periodically of your compliance obligations (see Appendix 1).

From time to time the Corporate Ethics Office or specific line of business compliance units may conduct random testing of employees’ Personal Investment Transactions and those of their Immediate Family Members to ensure their compliance with this Policy. As a result, you may be required to submit copies of your Account statements or other written documentation for review. You will be notified in advance of any such requirement.

PERSONAL INVESTMENT TRANSACTION RULES FOR ALL EMPLOYEES

Overview

All PNC employees are responsible for their own individual compliance with all applicable provisions of this Policy and should be aware that securities laws may impose personal liability for improper or illegal acts. Securities laws may also impose civil penalties, such as fines and other sanctions and criminal penalties. In addition, failure to fulfill your responsibilities under this Policy may result in PNC taking disciplinary action, including the unwinding of transactions, disgorgement of profits or repayment of any loss avoided and termination of employment. It is important to note that the provisions of this Policy apply to all Personal Investment Transactions in which you or your Immediate Family Members have a Beneficial Ownership interest. See Definitions.

Basic Rules

> You must conduct all of your Personal Investment Transactions in full compliance with this policy and all other applicable PNC policies.

> You must avoid Personal Investment Transactions that create a conflict of interest. A conflict may exist when your own personal interests could influence the decisions you make on behalf of PNC or its clients.

> All employees must obtain Pre-Clearance directly from the Corporate Ethics Office in the following situations, which involve a Personal Investment Transaction in your own Account or any Account in which you have a Beneficial Ownership interest. o A Personal Investment Transaction involving the securities of any entity that is a PNC customer or vendor with which you, or to your knowledge any employee under your supervision, expect to have or in the past 90 days have had, a significant business relationship Page 17 on behalf of PNC.

o A Personal Investment Transaction is made available to you because of your position with PNC.

o Other Personal Investment Transactions for which the Corporate Ethics Office, from time to time, determines pre-clearance is necessary or appropriate.

> You must comply with all applicable securities laws and regulations, including the laws prohibiting

Insider Trading. The penalties for a violation of such laws can be severe. PNC must preserve its reputation for integrity and cannot tolerate any incident of Insider Trading. In addition, Insider

Trading in the securities of a PNC customer violates important duties that PNC owes to its customers.

> You are prohibited from buying, selling or recommending a Security if you are aware of Inside

Information about the Security or its issuer.

> You may not disclose any Inside Information to any other person with the intent or expectation that the other person will use the information to make investment decisions. You are also prohibited from using Inside Information to make recommendations regarding Securities, otherwise known as “tipping.”

> You may be deemed to have violated the Insider Trading laws if you fail to meet a margin call or otherwise default on a loan secured by PNC Securities, and the securities are liquidated while you are aware of Inside Information.

> You may not engage in day trading or short selling of PNC or BlackRock Securities.

> You are prohibited from engaging in transactions in any derivative of PNC Securities, including buying and writing options, other than securities issued under a PNC Compensation Plan.

> You are prohibited from promoting, engaging in or facilitating an improper market timing transaction involving open-end mutual fund shares.

> If you have identified an actual or potential conflict of interest with respect to a Personal Investment

Transaction not otherwise identified in this section, you must contact the Corporate Ethics Office for

Pre-Clearance.

> From time to time the Corporate Ethics Office may impose additional restrictions on the Personal

Investment Transactions of certain employees. You will be notified of any such restrictions that apply to you.

> If you act and exercise decision making authority on behalf of PNC with respect to the relationship or transactions between PNC and BlackRock, and/or any other publicly-held PNC subsidiary, and your principal employment is not with BlackRock or that publicly-held subsidiary, then you may not acquire an equity interest in that subsidiary, if upon the acquisition the value of your equity interest will exceed the value of your equity interest in PNC. For purposes of this section, the value of your equity interest will be based on the fair market value of securities (including phantom stock units)

owned directly or indirectly through employee benefit or deferred compensation plans, or that may be acquired upon exercise of stock options, whether exercisable or not. Your equity interest also includes securities owned by certain Immediate Family Members.

> You will not be permitted to invest in a non-publicly traded entity in which PNC also holds an equity interest (other than in a fiduciary or custodial capacity), unless the Corporate Ethics Office grants an exception.

Situations to Watch Out For

> A conflict of interest that either develops or is brought to your attention after making an investment

> Investments in privately held entities that have any type of business relationship with PNC

> Investments initiated by or subject to the discretion of other members of your household.

> Investments in entities that are customers or vendors of PNC

> You or your Immediate Family Member make, hold or dispose of an investment that may influence your decisions when acting on behalf of PNC

> Trading in a customer’s or PNC Securities when you are aware of non-public information because of your position at PNC

> Communicating Inside Information to another person

D. Outside Activities

Employee Conduct Policies governing outside activities provide guidance to employees about the following: Other Employment Outside Director and Officer Positions Holding Political/Public Office Positions Political Contributions Lobbying Registration and Reporting Requirements Serving as an Expert Witness

OTHER EMPLOYMENT

Overview

Generally, you may hold Other Employment, including self-employment, without seeking prior approval from the Corporate Ethics Office provided that you follow the rules set forth below.

Basic Rules

> Your Other Employment must not interfere with your PNC job responsibilities.

> Your Other Employment must not be in competition with PNC.

> Your Other Employment must not involve using PNC property, and must not involve using the time of other PNC employees during working hours.

> You must obtain written approval from your supervisor prior to engaging in Other Employment.

> If your proposed employment involves use of a professional license that is relevant to, even if not required by, your job at PNC (e.g., any NASD license, law license, real estate license, or insurance license), you must obtain prior written approval from the Corporate Ethics Office by submitting a Notification/Approval Form (available on PNC’s Intraweb under Ethics and Values).

> If your proposed Other Employment might create a potential conflict of interest (actual or perceived), you must obtain prior written approval from the Corporate Ethics Office by submitting a Notification/Approval Form.

> Your Other Employment may not involve the preparation, audit or certification of documents pertaining to PNC’s business (e.g. you may not prepare financial statements on behalf of your outside employer if those financial statements might be submitted to PNC as part of a loan request).

> You are prohibited from soliciting customers or PNC Employees for your Other Employment while at work.

> You may not be employed by PNC’s independent auditing firm while working at PNC.

Situations to Watch Out For

> Other Employment with a company that offers products or services similar to those offered by PNC

> Other Employment that involves or requires use of a professional license (such as real estate, insurance or securities licenses)

> Other Employment that creates conflicts in scheduling with PNC work hours or affects work performance at PNC

> Conversations about your Other Employment with PNC customers or fellow employees during work hours

OUTSIDE DIRECTOR AND OFFICER POSITIONS

Overview

PNC encourages you to be involved in our communities. Generally, you may serve in a director/officer position of an outside organization without providing notice or obtaining prior approval from PNC. While PNC may sometimes collect information related to director/officer positions in outside organizations held by PNC employees for marketing or other business purposes, such requests for information do not mean or imply that an employee is serving in such position(s) at the request of PNC.

Basic Rules

> When transactions involving PNC are discussed by an outside organization where you serve as an officer or director, you should disclose your relationship with PNC and not participate in any discussion of or decision about the transaction. If you are a director of the outside organization,

you should ask the Board secretary to reflect in the meeting minutes that you did not participate in the discussions and did not vote on that matter due to your relationship with PNC.

> You should submit a Notification/Approval Form (available on PNC’s Intraweb under Ethics and Values) to the Corporate Ethics Office if your service as a director/officer for any outside organization may involve a conflict of interest (actual or perceived).

> You should submit a Notification/Approval Form to the Corporate Ethics Office if PNC holds an equity interest in the outside organization. It is your responsibility to ask the outside organization if

PNC holds such an interest.

> You should submit a Notification/Approval Form to the Corporate Ethics Office if the outside organization is an unaffiliated (i.e., non-PNC,) insured depository institution or depository institution affiliate.

Special Rules for Serving at the Request of PNC

> You may occasionally be requested by PNC to serve as an officer or director of an outside organization.

> You will be deemed to be serving as a director/officer of an organization “At the Request of PNC” only if you have been asked by PNC to serve, you submit an “At the Request of PNC Notification Form” (available on

PNC’s Intraweb under Ethics and Values) to the Corporate Ethics Office, and your request is approved by the Corporate Ethics Office or in the case of the CEO, from the Board of Directors or its Nominating or

Governance Committee.

Situations to Watch Out For

> Serving on the board of an outside organization that is considering obtaining a loan from PNC or engaging PNC as trustee of its pension plan or as financial adviser of its endowment fund

> Serving as a director/officer for an organization in which PNC holds an interest

> Obtaining prior approval if you believe you are serving as a director/officer of an organization at the request of PNC

> Changes in circumstances arising after acceptance of that position including an investment by

PNC that requires submission of a Notification/Approval Form

HOLDING POLITICAL/PUBLIC OFFICE POSITIONS

Overview

Employees who campaign for or seek appointment to a public office or who serve as members of a candidate’s political campaign committee do so as individuals and not at the request of, or as representatives of, PNC. However, campaigning for election to office may implicate the election laws described in the Political Contributions section. Moreover, by occupying a governmental position (whether elected or not), you may trigger applicable conflict of interest laws, which in some jurisdictions may prohibit PNC from engaging in business with the agency of which you are an official. Thus, if you choose to participate in this type of outside activity, you are required to follow all guidelines below.

Basic Rules

> Before beginning a campaign for public office or accepting such a position, obtain prior approval from PNC’s Corporate Ethics Office. The Corporate Ethics Office may require you to obtain from the appropriate governmental agency a written opinion that your service as a public official will not prevent PNC from doing business with that governmental entity.

> You may not use PNC’s name in any campaign material or in any fundraising activities, other than to factually state your employment history.

> All correspondence concerning campaign business must be on campaign letterhead.

> You may not take a paid leave of absence to work on your or another candidate’s campaign except earned vacation time. If you take an unpaid leave of absence, either you or the campaign must promptly reimburse PNC for any benefits (e.g., insurance) provided by PNC to you during that leave of absence.

> You may not solicit contributions from any person known to you to be a PNC employee without first obtaining pre-clearance from the Corporate Ethics Office

> You may not direct or coerce any PNC employee to provide services to a campaign or make the provision of such services a condition of employment.

> You may not ask any person known to you to be a PNC employee to work on your or another candidate’s campaign, even on a volunteer basis, unless you have obtained pre-clearance from the Corporate Ethics Office.

> You may not engage in campaign activities while at work or on PNC business.

Situations to Watch Out For

> Being asked to serve on local school board, run for local city council or accept any appointed or elected position in your local government

> Agreeing to serve on a local government board or as a local government officer

> Using PNC’s name, facilities, or properties in political campaigns

> Violating PNC’s “No Solicitation” policy

POLITICAL CONTRIBUTIONS

Overview

Federal law and certain states prohibit a corporation, such as PNC, from making political contributions. This includes monetary contributions (e.g., in the form of a corporate check or a purchase of tickets to a political fundraiser) as well as “in-kind” contributions (e.g., the use of corporate personnel or facilities, or payment for services). PNC will not make corporate contributions that are prohibited under applicable law. Moreover, under no circumstance will PNC reimburse or compensate anyone for his or her political contribution.

Please note that PNC maintains a federal PAC, the PNCBANKPAC, which makes contributions at the federal level. Nothing in this policy is intended to prohibit the activities of that PAC or the ability of eligible employees to participate in the PAC.

There are special rules that restrict contributions made by employees who work in a certain industry (such as Municipal Securities Rulemaking Board (“MSRB”) Rule G-37 which restricts contributions made by those involved in the municipal securities industry). In addition, certain state and local jurisdictions have also enacted statutes which limit, under certain circumstances, certain officers, directors, and employees of PNC from making contributions. These rules, commonly referred to as “pay to play” statutes, may restrict the ability of certain officers, directors, and employees, or their Immediate Family Members, from making or soliciting political contributions.

Basic Rules

> All Employees: Please refer to the “Situations in which Pre-Clearance of Political Contributions is Required” (available on PNC’s Intraweb under Ethics & Values) to ascertain whether or not the personal political contributions made or solicited by you, on behalf of any candidate, political party committee, or other political committee (e.g., a PAC) need to be pre-cleared with the Corporate Ethics Office. In the jurisdictions that so indicate, pre-clearance is also required for such contributions made or solicited by certain of your Immediate Family Members.

> Non-Employee Directors: Non-Employee Directors must contact the Corporate Secretary for pre-clearance prior to making any political contributions.

> Employees Subject to Rule G-37: Please note that although you are subject to the “pay to play” statutes above, if you are an employee of, or licensed by, PNC Capital Markets, PNC Investments (including LFSCs), Harris Williams, or any other broker dealer affiliate of PNC, or are otherwise treated as a municipal finance professional under MSRB Rule G-37, you are subject to the requirement that you pre-clear any and all personal political contributions made or solicited by you in any state with your broker-dealer compliance representative. Although you do not need to pre-clear under the policy above applicable to all PNC employees, please note that when your broker-dealer compliance representative pre-clears your contribution, it will be pre-cleared under both MSRB Rule G-37 and all applicable “pay to play” statutes.

> Any political contribution or expense incurred by PNC on behalf of any candidate, campaign, political party, or political committee (e.g., a PAC or ballot measure committee) must be approved in advance by the Government Affairs Office.

> No corporate assets, funds, facilities, or personnel may be used to benefit any candidate, campaign, political party, or political committee, including in connection with a fundraiser, without prior approval by the Government Affairs Office.

> You have the right to voluntarily participate in the political process, and may make personal contributions, as long as the following requirements are met (in addition to the pre-clearance requirements above): o PNC shall not directly or indirectly reimburse or otherwise compensate any person for his or her personal political contributions. o If you anticipate causing any corporate funds or assets (such as corporate facilities or personnel) to be used in connection with your volunteer activity, you must obtain pre- approval, as described above. o You may not work on a political fundraiser or other campaign activity during working hours unless you obtain pre-approval, as described above. o No one at PNC may require an employee to contribute to, support, or oppose any political group or candidate. o If you choose to participate in the political process, you must do so as an individual, not as a representative of PNC. Indeed, any overt, visible, or partisan political activity that could cause someone to believe that your actions reflect the views or position of PNC requires the prior approval of the Government Affairs Office.

Situations to Watch Out For

> Federal, state and local laws may also restrict your ability to make contributions, for example, above threshold amounts, or if you are a foreign national

> Using corporate facilities, such as office space or computers, or personnel, such as an administrative assistant, in connection with your volunteer political activity

> Offering the use of PNC’s corporate facilities to a political campaign or candidate, or permitting campaign posters on corporate property

> Submitting an expense reimbursement form for your personal political contribution

LOBBYING, REGISTRATION AND REPORTING REQUIREMENTS

Overview

The federal government, each state, and certain localities have laws requiring registration and reporting by lobbyists and in some cases, also by PNC as the lobbyist’s employer. Lobbying activity generally includes attempts to influence the passage or defeat of legislation. The U.S. Government and many states, however, have extended the definition of lobbying activity to cover efforts to influence formal rulemaking by executive branch agencies or other official actions of agencies, including the decision to enter into a contract or other financial arrangement. Moreover, “grassroots” activity (where one communicates with the public or segment of the public, such as PNC employees, encouraging them to call their representative or another public official for the purpose of influencing the passage of legislation or rulemaking) is in many cases also considered lobbying activity.

To ensure that PNC and its employees are in compliance with these laws, employees must comply with the requirements below.

Basic Rules

> An employee may not, on behalf of PNC, engage in activity related to influencing a federal, state or local (1) ordinance or legislation, or (2) formal rulemaking or ratemaking by an executive branch agency, as described above, without prior approval of PNC’s Government Affairs Office and must Page 24 be in full compliance with applicable federal, state, and local laws. This does not apply to situations where a government agency is seeking public comment on proposed regulations.

> If an employee is planning to be involved in seeking business or contracts from a government agency, that employee is required to (1) determine if such activity is covered under the applicable lobbying law, and (2) comply with that law. If such activity is covered, the employee is required to notify PNC’s Government Affairs Office prior to seeking business with a governmental agency. If you have any questions regarding how a particular lobbying law may apply to your activity, you should contact PNC’s Government Affairs Office.

Situations to Watch Out For

> Meeting with government officials regarding a legislative bill

> Proposing changes to an agency’s rule

> Accompanying trade association officers in their meetings with government officials regarding a legislative bill

> Meeting with agency officials regarding a bid for business

SERVING AS AN EXPERT WITNESS

Overview

Serving as an expert witness or advisor or providing technical assistance in litigation or other proceedings not involving PNC generally takes a significant amount of time and may create a conflict of interest with PNC’s policies and practices, positions PNC has taken in other lawsuits, or with the interests of our customers. Therefore, you must receive advance written approval before accepting such service. You must submit the Notification/Approval Form (available on PNC’s Intraweb under Ethics and Values) to request approval.

E. Privacy and Confidentiality

As an employee of PNC, you are expected to protect PNC Confidential Information from unauthorized access and disclosure and use it only as directed, for the benefit of PNC.

The Employee Conduct Policy relating to privacy and confidentiality includes: Safeguarding Confidential Information

SAFEGUARDING CONFIDENTIAL INFORMATION

Overview

Confidentiality is a fundamental principle at PNC. While employed by PNC, you may learn of or have access to information about PNC, and/or its customers, clients, shareholders, directors, employees and suppliers. You should assume all information learned on the job is Confidential Information. You must use Confidential Information only for legitimate business purposes and prevent its unauthorized disclosure.

Basic Rules

> Do not access Confidential Information unless you have a legitimate PNC business reason for doing so.

> Do not disclose Confidential Information to any person within PNC, unless that person has a need to know such information in connection with his/her PNC responsibilities.

> Provide Confidential Information to a customer only after completing your department’s “Know Your Customer” validation procedure.

> Never use Confidential Information for personal financial gain or to compete with PNC.

> Secure all files and other records that contain Confidential Information.

> Do not disclose system identification and access codes, security equipment, security programs, and security procedures.

> Avoid discussing Confidential Information in public places.

> Avoid discussing Confidential Information on cellular or car phones unless you are certain the conversation cannot be intercepted.

> Do not disclose Confidential Information on cellular electronic media (text messaging or camera photos).

> Do not disclose or use, in any manner or form, PNC Confidential Information in blogs, on websites, on social networking sites.

> Be sensitive to whether information is confidential when using PNC electronic media.

> Do not email Confidential Information without encrypting it; do not place confidential information on a portable device unless it is encrypted; do not send Confidential Information to your home PC even if encrypted.

> Do not disclose Confidential Information, even after you leave your employment or position with PNC.

> You may disclose Confidential Information under the following circumstances: (1) if the individual or organization to which the information relates gives written consent, (2) the disclosure is authorized by a member of the General Counsel’s Office, (3) in response to proper legal process or regulation or as required by law, and/or (4) to a person employed by an outside firm retained by PNC if that person needs to know the information in connection with the service to be provided by the firm to PNC.

> If you are unsure about whether to disclose information inside or outside of PNC contact the Corporate Ethics Office.

> You should be familiar with the PNC Consumer Customer Information Privacy Principles, which are available online at www.pnc.com, as well as with any privacy policy of your business unit. Questions should be directed to your supervisor, your business unit’s privacy coordinator or PNC’s Privacy Director. These principles include limitations on faxes and emails used for marketing purposes as well as adherence to Do Not Call standards.

Situations to Watch Out For

> Accessing customer information without a legitimate business need, for example, because a friend asks for the information

> Discussing Confidential Information in any place where you may be overheard, even if it is not a “public” place (e.g., in PNC’s elevator, restrooms and hallways where other employees or visitors may overhear the conversation)

> Business or marketing plans that involve the inappropriate or unauthorized collection, use or disclosure of individual consumer information

> Transfer of Confidential Information between departments, business units, or to outside third parties

> Transmitting Confidential Information over the Internet without taking appropriate security measures

> Disclosing outside PNC any reports written by or to regulatory agencies

> Disclosing customer information to anyone other than the customer, for example, a customer’s family, friends and/or business associates

> You should be aware of other PNC policies relating to privacy and confidentiality or those that may have been adopted by your business unit

F. Protection and Proper Use of PNC Assets

You are expected to protect PNC’s Assets and to use them for the benefit of PNC.

The Employee Conduct Policies for handling PNC’s assets include:

Corporate Property and Inventions

Electronic Media

CORPORATE PROPERTY AND INVENTIONS

Overview

You should use PNC’s corporate property to further PNC’s legitimate business purposes. You should take care not to waste corporate property or to use it for non-PNC purposes.

Basic Rules

> Corporate property includes, but is not limited to:

o PNC’s physical facilities

o Office supplies and furnishings

o Automobiles and aircraft

o Products and services

o Technologies and processes

o Confidential Information; as described under “Privacy and Confidentiality” above

o Files and documents

o U.S. Mail delivered to a PNC address

o Inventions by employees related to PNC’s business

> You should use corporate property only to further PNC’s business.

> Ask your supervisor before you take corporate property, such as files or personal computers, off

PNC premises.

> Be aware that PNC reserves the right to search all corporate property, as well as anything brought onto or taken from corporate premises (including employee personal possessions).

> You must disclose and assign to PNC all inventions that relate to PNC’s business or are made using PNC property or during PNC work time. You must assist PNC to protect, record and enforce its rights in such inventions.

Situations to Watch Out For

> Using PNC corporate property in connection with an outside activity

> Wasting company assets

> Creating or inventing something unrelated to PNC’s business but using PNC resources, such as writing a book using your PNC computer

ELECTRONIC MEDIA

Overview

PNC provides you access to electronic media, such as telephones, facsimile machines, personal computers, cell phones, voice mail and pagers, to enable you to do your job at PNC. PNC reserves the right to intercept, monitor and record your communications made on PNC electronic media. The rules for electronic media apply to PNC’s electronic media whether or not on PNC premises. They also apply when you conduct PNC business or communicate confidential information (of PNC or its customers) even if you are using your own or a third party’s electronic media.

Basic Rules

> Unless your business unit has different rules, you may occasionally use PNC electronic media for personal reasons. If your business unit imposes greater limitations on or prohibits personal use, follow those rules instead.

> Even if you are permitted to use PNC’s electronic media for limited personal purposes, remember that your use of PNC’s electronic media is not private. Anything you send or receive using PNC’s electronic media may be reviewed by PNC and/or its regulators.

> Be as careful and professional with e-mails, instant messaging and text messaging and other similar forms of communication as you would when writing a formal letter.

> Keep non-business use of electronic media to a minimum.

> If you make personal use of PNC electronic media, use good judgment. Do not engage in excessive use, do not disrupt business operations, and do not permit your personal use to interfere with your job responsibilities.

> Do not use electronic media to initiate, save or send items that are hostile, harassing, offensive, threatening or otherwise inappropriate (e.g., inappropriate jokes, sexual comments or images, or comments that could offend, including those comments based on characteristics such as gender, race, age, religious belief, sexual orientation, disability, or any other basis prohibited by law).3

> Do not use electronic media to initiate, save or send chain letters or other wide-spread non- business distributions.

> Do not use electronic media to initiate or participate in any malicious use of company resources, including, for example, bypassing or attempting to bypass system security, examining, using or changing PNC’s or another person’s files without explicit authorization and fraudulent use of another person’s system sign-on information.

> Do not use electronic media to blog or to participate in any type of social networking.

> You must cooperate with PNC programs to protect PNC electronic media.

Situations to Watch Out For

> Overuse of electronic media for non-business purposes

> Transmitting Confidential Information over the Internet or on a cell phone

3 The obligation to report suspected violations of the Employee Conduct Policies does not require you to report the receipt of an inappropriate email sent to you by someone other than a PNC employee, provided that you promptly delete the email and do not show or send it to anyone ---— including sending it to yourself at another email address.

> Forwarding chain letters

> Reporting requirements for inappropriate messages you may receive from other PNC employees

> Sending inappropriate email or messages

> Viewing or downloading inappropriate material from the Internet

> Opening or forwarding emails when you are not confident that the content is appropriate and that such action will not jeopardize the integrity of PNC’s security system

> Sloppy or overly casual use of language in emails

> Failure to follow information security requirements

G. PNC’s Business Records

The Employee Conduct Policies relating to PNC’s Business Records include:

Business Documentation Requirements

Accounting, Auditing and Recordkeeping Policies

BUSINESS DOCUMENTATION REQUIREMENTS

Overview

PNC has adopted record retention policies in accordance with business, legal, and regulatory requirements.

Basic Rules

> If you have PNC business records, you must retain them in compliance with PNC’s policy.

> If you are aware that there is threatened or pending litigation, an administrative charge, a subpoena or other legal process, or if a government investigation is in process, you are prohibited from disposing of or destroying any relevant business records.

Situations To Watch Out For

> Any time you decide to “clean out” files, your desk, or your work area

> Any time you review lists of archived documents for possible destruction

> Any time you start deleting documents or memoranda from your computer files

> Destroying or instructing others to destroy business records outside of the normal course

ACCOUNTING, AUDITING AND RECORDKEEPING POLICIES

Overview

You must comply with PNC’s internal accounting controls, auditing practices, and recordkeeping policies that are designed to meet legal and business requirements.

Basic Rules

> Accurately and promptly record all business transactions and payments.

> Accurately record and maintain records of all PNC funds or assets.

> Do not use or transfer PNC funds for any purpose that would be in violation of any law or regulation or PNC policy.

> If you have any questions or concerns about PNC’s financial records, internal accounting controls, audit practices, or recordkeeping policies, discuss the matter with your supervisor, your

HR/ER Representative, or the Corporate Ombudsman. The PNC Business Conduct and Ethics

Hotline is also available if you wish to make an anonymous report if you are aware of any violations.

You will be protected from employment discrimination, retaliation or retribution for good faith reporting.

Situations to Watch Out For

> Unrecorded transactions or payments

> Incorrectly classified transactions

H. Dealing with Customers and Suppliers

Overview

PNC expects its employees to maintain the highest standards of honesty and integrity with respect to our customers and to deal fairly with our suppliers.

Basic Rules

> Awards of contracts and purchases of goods and services should always be made in the best interest of PNC.

> Do not request or accept any kickbacks or other personal inducements from a customer, supplier or prospective customer or supplier.

> Do not make use of any customer’s money or property in any way that is not authorized by the customer and by PNC.

> Do not engage in personal financial transactions with customers, suppliers or any other business contact unless that person is a family member or other person with whom you have a personal relationship established outside of your PNC employment.

Situations to Watch Out For

> Accepting a loan from a customer, supplier or any other business contact

> Endorsing, cosigning, guaranteeing, or otherwise assuming responsibility for the financial obligations of a customer or supplier

I. Dealing with Competitors

PNC expects you to engage in vigorous, but fair competition. The Employee Conduct Policies regarding dealing with competitors include: Competition With Former Employers, Business Partners or Others Antitrust

COMPETITION WITH FORMER EMPLOYERS, BUSINESS PARTNERS OR OTHERS

Overview

PNC expects you to honor commitments made to previous employers, business partners, and others.

Basic Rules

> Submit a Notification/Approval Form (available on PNC’s Intraweb under Ethics and Values) to the Corporate Ethics Office if you have any obligations toward a former employer, business partner or other person or entity that may interfere with your job duties at PNC. Some examples of such commitments are:

> You may not compete with them for a certain time, or in a specific location, and/or may not ask their customers to do business with PNC.

> You may not ask their employees if they are interested in working for PNC.

> You may not take their work-related items to use at another business or place of employment.

> You may be limited in your use of trade secrets, business information, materials, training or techniques that you learned in prior employment.

> You may have to notify them of any new employment or business venture.

> Do not direct or encourage any other person, for example, an applicant or a new employee, to violate any commitments to a previous employer or business partner.

Situations to Watch Out For

> Engaging in an activity at PNC that may violate your agreement with a former employer, business partner, or other person or entity

> Non-compete provisions included in any agreement, including, in stock option or other benefit agreements

> Using materials from your former employer at PNC, even when you created it

ANTITRUST

Overview

The antitrust laws, which contain criminal and civil penalties, prohibit unfair methods of competition and agreements that restrain the way companies compete. The antitrust laws are most often enforced against agreements between separate businesses (for example, agreements between PNC and other companies) that limit competition. These agreements need not be in writing to raise a concern; in some cases, conduct, including communications, that doesn’t include an express agreement may suggest an implied contract. As a general matter, all PNC strategies and other decisions should be made independently, without consultation with PNC’s competitors.

Basic Rules

> Generally, you should not enter into the following types of agreements: o Price Fixing Agreements are agreements with competitors about the prices, terms, or conditions to be charged clients. You should not discuss our prices, terms or conditions with a competitor, except where we are openly working jointly with our competitors to provide a loan or other product or service to a client. You should only enter into such agreements if we have legitimate business reasons for working jointly with competitors rather than providing the product or service on our own. o Group Boycott Agreements are agreements among two or more companies to “boycott” or otherwise not do business with another company. o Market, Client, Territory or Location Allocation Agreements Among Competitors are agreements with competitors not to compete in a particular line of business or product, not to “poach” competitors’ clients, or not to compete in a particular geographic area. With respect to these types of agreements in connection with mergers, acquisitions, or sales of businesses or assets you must consult with a member of the General Counsel’s Office.

> You should consult with a member of the General Counsel’s Office before entering into any of the activities listed below: o Tying Arrangements arise when a seller has a product or service buyers need, and requires buyers of that product or service to purchase a second product or service from the seller. PNC Bank has adopted a Policy Statement on Product Tying Restrictions that you can obtain from your compliance department representative. o Predatory Pricing is pricing below cost for the purpose of driving all competitors out of the marketplace to reap the benefits of higher prices after the competitors are gone. o Exclusive Dealing involves agreements to do business with one supplier or customer that preclude PNC from doing business with other, or that preclude PNC’s customers from doing business with other suppliers. You should consult with a member of the General Counsel’s Office if PNC’s purchases or sales account for a substantial portion of the market for the product or service being purchased or sold. o Reciprocity involves a company conditioning the purchase of products or services from suppliers on those suppliers’ purchases of services from the company.

> A member of the General Counsel’s Office must be involved in any transaction potentially involving a merger with or acquisition by another company (including acquiring a division of another company or substantial assets of another company).

> You should consult a member of the General Counsel’s Office if you believe that any activity that may be undertaken by PNC could be viewed as restraining fair or open competition.

Situations to Watch Out For

> Conversations or understandings with competitors about prices

> Reciprocal business agreements

> Agreements that limit the other party’s ability to do business with other companies

> Conditioning the availability of one PNC product on the purchase of another PNC product

> Private meetings with competitors not related to legitimate joint business activities

> Sharing confidential pricing or other strategic information with an actual or potential competitor as part of an acquisition or other due diligence

J. Conduct in the Workplace

As an employee of PNC, you are expected to conduct yourself in a professional, honest and ethical manner.

The Employee Conduct Policies relating to conduct in the workplace include the following: Equal Employment Opportunity Bias, Harassment, Sexual Harassment and Other Inappropriate Conduct Honesty

EQUAL EMPLOYMENT OPPORTUNITY (“EEO”)

Overview

It is the policy of PNC to comply with the law by affording equal opportunity to all qualified applicants and existing employees without regard to race, religion, color, national origin, sex, sexual orientation, age (over 40), disability, status as a Vietnam-era veteran or any other basis that would be in violation of any applicable ordinance or law. All personnel actions, including but not limited to recruitment, selection, hiring, training, transfer, promotion, termination, compensation, and benefits conform to this policy.

Your Human Resources/Employee Relations (“HR/ER”) Representative is also available to answer questions regarding PNC’s EEO policy. If you believe you have been denied equal employment opportunity because of discrimination, bias or harassment, you should report it to your supervisor, HR/ER representative, the Corporate Ombudsman, or to the Business Conduct and Ethics Hotline. You will be protected from any employment discrimination, retaliation, or retribution for good faith reporting.

BIAS, HARASSMENT, SEXUAL HARASSMENT, AND OTHER INAPPROPRIATE CONDUCT

Overview

All PNC employees are entitled to a work environment free of bias, harassment and other inappropriate conduct on the basis of race, color, religion, national origin, sex, sexual orientation, disability, age (over 40), status as a Vietnam-era veteran or any other basis that would be in violation of any applicable ordinance or law. PNC will not tolerate harassment, bias or other inappropriate conduct by a manager, supervisor, employee, customer, vendor or visitor. Intimidation, coercion and threats, or actions leading to bodily harm are also prohibited.

*Note on Sexual Harassment:

Sexual harassment can take various forms, including verbal (for example, sexual innuendo, sexual propositions, threats, suggestive or insulting comments or jokes of a sexual nature); non-verbal (sexually suggestive pictures or objects, graphic commentaries and obscene gestures); and physical (unwelcome physical contact).

Any one or a combination of three basic criteria determines whether conduct may constitute illegal sexual harassment: if you are required to submit to the conduct as either an express or implied qualification for a job or a requirement of your employment relationship; if submission to, or rejection of, the conduct is used as a basis for employment decisions affecting you; or if the conduct has the purpose or effect of unreasonably interfering with your work performance, or creating an intimidating, hostile or offensive working environment.

Sexual harassment is any unwelcome conduct of a sexual nature that is sufficiently severe or pervasive so as to Page 36 unreasonably interfere with an individual’s work performance or create an intimidating, hostile or offensive working environment. Sexual harassment may also include unwelcome conduct of a sexual nature if an individual’s submission to or rejection of that conduct results in a tangible employment action, such as a failure to hire or promote, or a demotion or termination from employment. Sexual harassment by a manager/supervisor, other employee, customer, vendor or visitor will not be tolerated within PNC. If you are confronted with actions that you believe may constitute sexual harassment, you should report them to your supervisor, HR/ER representative, the Corporate Ombudsman, or to the Business Conduct and Ethics Hotline.

HONESTY

Overview

As an employee of PNC, you are expected to conduct both your personal and professional activities with and on behalf of PNC in an honest manner.

Basic Rules

> Do not abuse or misuse PNC products or services provided to employees (e.g., employee checking accounts, company credit cards or purchasing cards).

> Cooperate and provide honest and accurate information in investigations, regulatory examinations, audits, and similar types of inquiries.

> Never falsify records or documents.

> Submit requests for reimbursement in accordance with the Employee Expense Reimbursement Guide.

> Do not falsify your expense reports in any way.

> Do not manipulate transactions or systems to obtain multiple incentive credit or credit for unsold products.

> Do not falsify or “exaggerate” sales or service results.

> Do not combine results with another employee when either or both of you failed to qualify under an incentive plan on an individual basis.

> Always provide an accurate accounting of time worked.

Situations to Watch Out For

> Misrepresenting your activities when participating in an employee incentive program or contest

> Requesting reimbursement for non-business related expenses included on a bill or receipt together with business related expenses

> Falsifying hours worked on the time sheet

> Charging personal items on a business credit card

> Failure to pay your business credit card bill in a timely manner

> Creating, recreating, modifying, or removing records, documents or other materials that have been requested or that you expect may be requested as part of an investigation, regulatory examination, audit or similar type of inquiries

> Signing another person’s name to a document

> Notarizing a document, stating that you saw the person sign the document when you did not

K. United States Foreign Corrupt Practices Act

PNC strictly prohibits engaging in or tolerating bribery or any other form of corruption.

As an employee of PNC, you are expected to comply with the provisions of the US Foreign Corrupt Practices Act (FCPA).

The FCPA:

> Makes it unlawful to bribe foreign government officials by offering them money or anything of value in an effort to influence any official decision that would assist PNC in obtaining or retaining business, or securing an improper commercial advantage.

> Requires companies to keep accurate records and to maintain a system of internal controls to ensure that all transactions are properly authorized by management.

It is PNC policy that PNC, its subsidiaries and its affiliated companies, as well as all of their officers, directors, employees and agents, must comply with the FCPA.

Overview

The FCPA applies to corporations listed on US stock exchanges, other US domestic concerns, US citizens and persons, and non-US persons who take actions within the United States and its territories. An improper payment to a foreign government official by or on behalf of PNC anywhere in the world where PNC does business could result in criminal and civil actions against both PNC and the individuals involved. In addition, a failure to maintain sufficient internal controls, or the improper recording of transactions, could subject PNC and individuals to liability under the FCPA.

For these purposes, “foreign” governments are all governments (national or local) other than the United States and the territories, states, counties, cities and other governmental units within the United States. “Government officials” includes all elected or appointed officials, officers or employees of a foreign government.

Basic Rules

> Do not provide any money, benefit, or thing of value to any foreign government official, or an official, officer or employee of an enterprise owned or controlled by a foreign government, for the purpose of obtaining or retaining business or any other business advantage, even if the official or employee suggests the payment.

> Do not use intermediaries, such as consultants or joint venture partners, to do something that PNC is prohibited from doing or is forbidden by PNC policy. Due diligence investigations should be conducted of third party agents, consultants and other business partners involved with PNC’s activities outside the United States. In addition, such third parties should certify that they understand and are complying with the FCPA and PNC’s policies, and they should periodically renew these certifications.

> Be aware that for FCPA purposes the US government takes the position that government officials include officials, officers or employees of government-owned entities, even if those entities compete in the commercial marketplace. Government-owned entities may include banks, pension funds, communication providers, and airlines. Government officials also include officials, officers and employees of public international organizations such as the United Nations or the World Bank.

> Do not provide payments or benefits to close relatives of a government official that should not be provided to the official him- or herself. These payments or benefits could be viewed as benefits to the official or as a means of getting benefits to the official.

> If involved in record keeping related to transactions involving foreign governments or government-owned entities, fully and accurately record all transactions, and do not mischaracterize, hide or omit transactions.

> Follow all policies and procedures for accounting and financial reporting and obtain the necessary approvals for all transactions.

> You may make payments in addition to normal and customary fees and charges for routine governmental actions, but only if it can be demonstrated that such payments are necessary to protect an individual’s health and safety. If possible, you should seek pre-clearance for any such payment from the Corporate Ethics Office; otherwise you must report the making of such a payment promptly after making it.

> Gifts to or entertainment of foreign government officials are subject to pre-clearance in accordance with the Special Rules for Gifts to or Entertainment of Government Employees (see pages 12-13), regardless of whether the gift or entertainment is being provided for business or personal reasons.

> You must receive pre-clearance from the Corporate Ethics Office before making any foreign political contribution.

> Payments or other benefits provided to foreign government officials may violate the FCPA and PNC policy, even if the payment or benefit is acceptable under the laws of the foreign country in question.

> Seek guidance from the Corporate Ethics Office whenever you are concerned about potential foreign government involvement in a transaction.

Situations to Watch Out For

> A payment to an employee of a foreign government other than normal and customary fees or charges

> Reimbursement of travel expenses of a foreign government official

> Gifts being exchanged between people doing business with each other in accordance with cultural expectations

> A gift to a relative of a foreign government director or employee

> Loans, jobs offers, or educational expenses to relatives of an employee of a foreign government-owned company

> Offering services to a foreign government employee that are outside the normal scope of PNC’s businesses

> Gifts or entertainment provided in connection with any promotion or demonstration of PNC’s products or services. Examples of these would include tours of PNC’s facilities or sponsorship at seminars

> Gifts or entertainment provided to a candidate for foreign political office

> Gifts or entertainment offered to a member of a royal family

> Any payment to a foreign government employee for goods or services that exceeds the fair market value of the goods or services being provided

> A payment to a consultant, if there is an indication that the consultant intends to give any portion of the payment to a foreign government official

> A gift to a relative, who happens to be a foreign government employee

> Paying for a foreign regulator’s meals

> Payments for foreign political fundraising dinners

IV. Definitions

Account—A formal banking, brokerage or business relationship established to provide for the purchase, sale, transfer or holding of Securities.

Beneficial Ownership—Any direct or indirect financial interest in, or any direct or indirect influence or control over an Account. In general an employee would be considered to be a beneficial owner over any Account held in the name of an (i) Immediate Family Member who resides in the employee’s home or is financially dependent on the employee or (ii) any other non-client if the employee has direct or indirect influence or control over their Account. Examples may include joint Accounts, custodial, partnership, investment clubs, trusts, estate, cash management, IRAs, Accounts managed by trust companies or investment advisors and other Accounts over which the employee has investment discretion.

BlackRock. BlackRock, Inc.

BlackRock Securities—Any Security issued by BlackRock, Inc., including without limitation Anthracite, Inc. and any closed-end mutual fund or real estate investment trust managed or advised by BlackRock, Inc.

Confidential Information—“Confidential Information” is information relating to PNC, its customers, clients, shareholders, director, employees and suppliers that is not publicly available. It includes but is not limited to: customer/client lists, prospect lists and any listing of shareholders, employees and suppliers; customer account or personal financial information; strategic, business, marketing, project and financial information and plans; price lists, sales methods, training and staffing models; information relating to mergers and acquisitions; contracts under negotiation; computer programs, system documentation, special hardware, software and technology developments; manuals, formulas, processes, methods, machines, compositions, ideas, improvements, inventions and other proprietary information and trade secrets; reports written to or by regulatory agencies; information designated as confidential, private or privileged; security information, such as passwords, personal identification number (PINs) and electronic keys; employee payroll, benefit, health, performance and other non-public information that is personal to the employee; Inside Information; and all other non-public information that might be of use to competitors, or harmful to PNC or its customers, if disclosed.

Corporate Ethics Office—See Key Contacts Reference Guide for phone number.

Corporate Ombudsman—The Corporate Ombudsman is a person who can answer any questions you may have regarding the PNC Code of Business Conduct and Ethics. The Ombudsman can also help you deal with issues such as violations of the PNC Code of Business Conduct and Ethics, Employee Conduct Policies, other significant PNC policies, or other behavior that is inconsistent with PNC’s values and ethical standards. See Key Contacts Reference Guide for phone number.

Corporate Secretary—See Key Contacts Reference Guide for phone number.

Day Trading—Buying and selling the same securities during one calendar day.

Designated Securities Industry-Related Employees—Restricted Employees who must comply with additional rules, to the extent relevant based on your position, business unit in which you work, or the nature of the securities licenses you hold.

Dividend Reinvestment Plan—A plan offered by a corporation allowing investors to reinvest their cash dividends by purchasing additional shares or fractional shares on the dividend payment date.

Electronic Media—Electronic Media includes but is not limited to voicemail messaging (“Voicemail”), electronic mail systems (“E-mail”), the Internet, the PNC Intranet, and electronic devices such as the telephone system, cellular phones, pagers and facsimile machines.

Extended Family Member—Includes any Immediate Family Member plus any other parent, parent in law, brother, sister, brother and sister in law, children, and spouse of any children.

General Counsel’s Office—See Key Contacts Reference Guide for phone number.

Fully Discretionary Account—An Account that has been cleared by the Corporate Ethics Office or line of business compliance unit and over which neither you nor any of your Immediate Family Members exercises investment discretion, suggests or receives prior notice of transactions or otherwise has any direct or indirect influence or control. Sometimes referred to as a “managed account”. The Corporate Ethics Office or line of business compliance unit may require signed documentation of any such arrangement.

Fund—Any open-end or closed-end mutual fund, unit investment trust or any other registered investment company.

Immediate Family Member—Includes your spouse or domestic partner, any minor children, any older children living in your household or who rely primarily on you for financial support, and any other relatives (by blood, marriage or otherwise) living in your household.

Inside Information—Information that (a) relates to an issuer of securities, such as information about its business operations or securities, the public dissemination of which would likely affect the market price of any of its securities, or which would likely be considered important by a reasonable investor in determining whether to buy, sell, or hold such securities and that (b) has not been disclosed to the public. To show that information is public, there must be evidence that it is widely disseminated. Information would generally be considered widely disseminated if it has been disclosed, for example, on the Dow Jones broad tape, news wire services such as AP or Reuters, or in newspapers or magazine of general circulation, or public disclosure documents filed with the Securities and Exchange Commission, such as prospectuses, proxy statements, and periodic reports. It is impossible to provide a complete list of Inside Information, but Inside Information may include:

> Unpublished financial reports or projections;

> Information about current, proposed, or contemplated transactions, business plans, financial restructuring, or acquisition targets;

> Dividend increases or decreases;

> Extraordinary borrowing or liquidity problems;

> Material defaults under agreements or actions by creditors, clients, or vendors relating to a company’s credit standing;

> Proposed or contemplated issuance, redemption, or repurchase of securities or stock splits;

> Significant expansions or contractions of operations, including acquisitions, mergers, divestitures, and joint ventures, and purchases or sales of substantial assets;

> Major new project developments;

> Significant increases or decreases in business or information about major contracts;

> Institution of, or developments in, major litigation, investigations, or regulatory actions or proceedings; and

> Developments regarding a company’s senior management.

Insider Trading—Generally, the purchase or sale of a Security while aware of Inside Information.

Non-Employee Director—Members of the Board of Directors of PNC, PNC Bank, National Association, and PNC Bank, Delaware who are not Restricted Employees. Non-Employee Directors do not include advisory directors.

Notification and Approval Form—Available from the Corporate Ethics Office or online at www.intraweb.pnc.com.

Other Employment—With the exception of outside director or officer positions and outside political positions, “other employment” is defined as any position outside of PNC including self-employment whether voluntary or paid.

PNC Business Conduct and Ethics Hotline—A toll-free telephone number (1-866-785-9753) available to all employees on a 24 x 7 basis. Caller ID technology is not used on this line. Calls are received by an outside company.

PNC Securities—Any Security issued by The PNC Financial Services Group, Inc. or any subsidiary or a derivative of any such Security.

Personal Investment Transaction—Any purchase, sale, pledge or gift of Securities, which includes without limitation: common and preferred stock, partnership interests, limited partnership interests and other debt and equity interests such as notes, bonds or other evidence of indebtedness, warrants, options, futures and other derivative instruments, whether or not such Securities are publicly traded.

Pre-Clearance—The prior approval of the Corporate Ethics Office or line of business compliance unit. Privacy Director—See Key Contacts Reference Guide for phone number.

Purchase or Sale of a Security—Includes among other things, the writing of an option to purchase or sell a Security.

Registered Representative—An individual who works for a brokerage company that is licensed by the Securities and Exchange Commission and acts as a financial consultant for clients trading investment products such as stocks, bonds and mutual funds.

Reportable Account—Any Account in which a Restricted Employee or their Immediate Family Member has direct or Beneficial Ownership.

Restricted Employees—Employees that must comply with additional restrictions and procedures that govern their Personal Investment Transactions.

Restricted List—The list of securities maintained by the business unit for the purpose of notifying certain Restricted Employees of specific trading restrictions.

Security—Any equity or debt interest. Examples include, common and preferred stock, partnership interests, limited partnership interests, notes, bonds and other evidence of indebtedness, options, warrants, futures, swaps and other derivatives.

Short Selling—Selling Securities you do not currently own, or selling securities you currently own, but not closing out your position in those securities (“selling short against the box”).

Trading Plan—A written plan, approved by the Corporate Ethics Office, through which a Restricted Employee may schedule periodic purchases or sales of Securities. Restricted Employees must obtain Pre-Clearance before entering into or modifying any such plan and must notify the Corporate Ethics Office within one day of terminating the plan. Other restrictions apply. Restricted Employees should contact the Corporate Ethics Office for additional information.

V. Appendix 1—Restricted Employees

YOU WILL BE NOTIFIED IF YOU ARE A RESTRICTED EMPLOYEE AND THE NATURE OF THE RESTRICTIONS TO WHICH YOU WILL BE SUBJECT AS SET FORTH BELOW

The Corporate Ethics Office, with the assistance of executive management for each business function and the line of business compliance unit, determines the identity of each Restricted Employee and the particular restrictions to which the Restricted Employee is subject. Some Restricted Employees will be subject to reporting requirements related to their securities trading activities. Some Restricted Employees will be subject to pre-clearance requirements. The Corporate Ethics Office and/or the Line of Business Compliance Unit will notify each Restricted Employee of that status and the particular restrictions to which he or she is subject. In some cases, Restricted Employees will also be notified that they are Designated Securities Industry-Related Employees, in which case they will be subject to the rules set forth below applicable to Designated Securities Industry-Related Employees in addition to the general reporting and/or pre-clearance requirements to which they are subject.

Restricted Employees consent to (and will ensure that their respective Immediate Family Members consent to) the reporting of their securities trading activities in any and all relevant Reportable Accounts. Upon the request of the Corporate Ethics Office, a Restricted Employee and their respective Immediate Family Members will execute appropriate documentation that may be required to evidence such consent. Restricted Employees and their respective Immediate Family Members understand and agree that this information may be supplied not only to the PNC Corporate Ethics Office but also to PNC’s third party contractors that are assisting with the processing of such information.

A. Reporting Requirements

If you are informed that you are a Restricted Employee subject to reporting requirements, you will be required to comply with the following procedures related to your Accounts (and other security holdings).

If you are informed that the reporting requirements only apply to your holdings of PNC or BlackRock Securities, then you will only be subject to the reporting requirements set forth below with respect to Accounts holding PNC or BlackRock Securities. Otherwise, you will be subject to these reporting requirements for all Accounts and all Personal Investment Transactions, except as indicated below.

If you are a Designated Securities Industry-Related Employee, you may be informed that you are required to report Accounts and Personal Investment Transactions to your Line of Business Compliance Unit rather than the Corporate Ethics Office.

1 All Restricted Employees subject to reporting requirements must promptly notify the Corporate Ethics Office or Line of Business Compliance Unit of the opening of any new Accounts and the closing of any Accounts previously reported. 4 Because prior approval may be required, you must contact the Corporate Ethics Office or Line of Business Compliance Unit before opening any new Account. This reporting requirement does not apply to Accounts that are maintained directly with a mutual fund provider, the holdings of which are exclusively mutual fund issues of that provider’s fund family. However, any such Account holding a fund or funds issued, advised, sub-advised or distributed by any BlackRock entity or any PNC entity must be reported.

4 Restricted Employees of PNC Investments LLC (“PNCI”) are not required to separately notify the line of business compliance unit when opening a new Account at their respective firm as this information is automatically captured upon the opening of a Beta account.

2 All such Restricted Employees must maintain their Accounts with a financial institution listed in Table 1 (below).5 Exceptions to this policy require the prior approval of the Corporate Ethics Office and/or Line of Business Management and will only be granted in limited circumstances. All transaction information for Accounts maintained with any of these institutions will be sent to the Corporate Ethics Office Personal Trading Assistant (PTA) automated system in electronic format. As a result, manual reports will not be required for such Accounts.

TABLE 1

NAMES OF FINANCIAL INSTITUTIONS

> PNC Bank, N.A. or PNC Bank Delaware, d/b/a PNC Wealth Management

> PNC Investments

> J.J.B. Hilliard, W. L. Lyons, Inc d/b/a Hilliard Lyons

> AG Edwards

> Charles Schwab

> Citigroup Smith Barney

> E*Trade

> Fidelity Investments

> Merrill Lynch

> Morgan Stanley

> Scottrade > Scott & Stringfellow

> TD Ameritrade

> UBS Securities > Wachovia Securities

3 If your Account is not maintained at one of the financial institutions listed in Table 1, you must obtain the prior consent of the Corporate Ethics Office and/or Line of Business Management and promptly arrange to have duplicate trade confirmations and monthly statements sent directly from your institution to the Corporate Ethics Office or Line of Business Compliance Unit within thirty days of the approval of the exception.

4 Personal Investment Transactions that are not executed through an Account (including private Security transactions) must be reported to the Corporate Ethics Office or Line of Business Compliance Unit within 30 days of the end of each calendar quarter. Any such report must be in writing and must contain the following information for each transaction: name of the issuer/entity, effective date, number of shares/units and the nature of the transaction, i.e., purchase, sale, gift, etc. Note: Pre-Clearance may be required for such transactions.

5	You must also complete and submit an annual certification to the Corporate Ethics Office or Line
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All Restricted Employees of PNCI must maintain all of their Accounts with their respective firms. Page 44 of Business Compliance Unit, which must include, among other items, confirmation of the status of your Accounts.

B. Required Pre-clearance of Personal Investment Transactions.

If you are informed that you are a Restricted Employee subject to Pre-Clearance requirements, you will be required to comply with the following procedures related to all of your Personal Investment Transactions.

Note that some Restricted Employees may be subject to Pre-Clearance requirements related only to some of their Personal Investment Transactions. You will be informed if the Pre-Clearance requirements do not apply to all of your Personal Investment Transactions and, if so, which Personal Investment Transactions are subject to

Pre-Clearance requirements. For example, if you are informed that the Pre-Clearance requirements only apply to transactions involving PNC or BlackRock Securities, then you will only be subject to the Pre-Clearance requirements set forth below with respect to transactions involving PNC or BlackRock Securities.

1	Pre-Clearance Required. Restricted Employees subject to Pre-Clearance requirements must obtain Pre-Clearance in the manner set forth below for all Personal Investment Transactions for which they have been informed they are required to obtain Pre-Clearance.

a. For Personal Investment Transactions Pre-Clearance can be obtained by entering the request into the Corporate Ethics Office Personal Trading Assistant (PTA) automated system.

Pre-Clearance is effective only for the day in which it is granted. As a result, you should request pre-clearance as early as possible on the day of your proposed transaction.

b. For certain Restricted Employees Pre-Clearance of PNC or BlackRock Securities may

require you to contact the Corporate Ethics Office directly. You will be notified if you are subject to this requirement.

c. If you come into possession of Inside Information before you execute any Personal Investment

Transaction for which you have received Pre-Clearance, you must contact the Corporate

Ethics Office or refrain from executing the transaction.

2	Pre-Clearance is not required for the following transactions (some of which are not relevant to

Restricted Employees not required to pre-clear all transactions).

a. Transactions executed in a Fully Discretionary Account. To qualify for this exemption from

Pre-Clearance, you must provide the Corporate Ethics Office or Line of Business Compliance

Unit with documentation evidencing a third party’s investment discretion for the Account. In addition, you are prohibited from holding PNC or BlackRock Securities in any such Account,

unless such Securities were acquired prior to your employment with PNC. Contact the

Corporate Ethics Office or Line of Business Compliance Unit for additional details.

b. Transactions effected pursuant to a PNC “Trading Plan.” However, entering into, modifying or terminating any such Trading Plan does require Pre-Clearance. Such a plan will set forth in writing the conditions for future purchases, sales or other transactions in PNC Securities even if those transactions would occur at a time when you are aware of Inside Information.

You may not enter, modify or terminate such a plan during a Blackout Period or while you are aware of Inside Information. Contact the Corporate Ethics Office for more information.

c. Transactions in open-end mutual funds, unit investment trusts, and federal, state or local government or agency bonds or obligations.

d. The reinvestment of dividends pursuant to a Dividend Reinvestment Plan.

e. Acquisitions or dispositions of Securities through a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off, or other similar corporate distribution or reorganization.

f. Other transactions for which the Corporate Ethics Office determines that Pre-Clearance is not required.

3 Blackout Period. Restricted Employees subject to a requirement that they Pre-Clear transactions in PNC or BlackRock Securities (whether or not they are required to Pre-Clear transactions in any other Securities) are prohibited from purchasing, selling and pledging PNC Securities beginning 15 days before the end of each calendar quarter until the second business day after PNC releases its earnings results for that quarter (the “Blackout Period”). Under certain circumstances, such Restricted Employees may be granted approval to exercise options granted by PNC during the Blackout Period. Contact the Corporate Ethics Office for additional information.

From time to time the Corporate Ethics Office may impose other trading restrictions on some or all Restricted Employees.

Restricted Employees subject to a requirement that they pre-clear transactions in PNC or BlackRock Securities are also prohibited from purchasing or selling BlackRock Securities at times when similarly situated BlackRock employees are prohibited from trading.

C. Other Special Rules for Designated Securities Industry-Related Employees

If you are informed that you are a Designated Securities Industry-Related Employee, you must comply with the following additional rules, to the extent relevant based on your position, business unit in which you work, or the nature of the securities licenses you hold.

1 Approval granted under Section A.3 above. If you are granted approval under Section A.3 above to maintain your Account at any institution other than any of the financial institutions listed in Table 1 in Section A.2 above, in addition to complying with the rules set forth in Section A, you must meet the following additional reporting requirements. a. Initial Investment Holdings Report. Within thirty days of approval from the line of business compliance unit, you must disclose to the Securities Compliance Department: — The name of any broker, dealer, or financial institution with you maintain an Account in which any securities are held for your direct or indirect benefit; — The Account numbers or identifiers; and — The date you submit and sign the report. b. Annual Holdings Report. For each Account maintained at a financial institution that is not listed on Table 1, you must submit to the Line of Business Compliance Unit an Annual Holdings Report within forty-five days of the end of each calendar year. This report must be current through December 31st of the preceding year and must contain, at a minimum, the information set forth below. This requirement can be satisfied by timely submitting to the Line of Business Compliance Unit a copy of the year-end statement(s) that lists all securities holdings in the Account.

—The title and type of each holding, the exchange ticker symbol or CUSIP, number of shares/units, and principal amount of each Security in which you have a direct or indirect Beneficial Ownership interest;

—The name of any broker, dealer, bank or financial institution with which you maintain an Account in which any securities are held for your direct or indirect benefit; and

—The date you submit and sign the report.

2 Restrictions on Personal Investment Transactions a. Private Placements. You are prohibited from purchasing any Security that has been issued through a private placement for which a PNC broker-dealer acted as the placement or remarketing agent. In addition, you must receive prior written approval from the Line of Business Compliance Unit prior to purchasing or selling any other limited offering or private placement. Pre-clearance must be obtained using the Private Securities Transaction Disclosure form located in the Securities Compliance Department. b. Restricted List. You are prohibited from purchasing or selling any Security or derivative thereof, appearing on your business unit’s Restricted List Without the prior approval of the Securities Compliance Department. c. Equity Purchases of IPO Securities. You are prohibited from purchasing any equity Security through an initial public offering. d. Restrictions on Personal Investment Transactions—Securities of an Issuer for Which Investment Banking Services Have Been Provided. Certain broker-dealer employees are prohibited from directing the purchase of the Securities of an Issuer (or obligor) to whom the broker-dealer has provided (or is contemplating providing) services as part of an underwriting, advisory or other relationship during the past 90 days. e. Customer Securities. You are prohibited from acquiring or disposing of any Security by means of any transaction with a customer. f. Front Running. You are prohibited from executing any Personal Investment Transaction involving a Security for which you have knowledge of a client or customer order or pending client order or upcoming research report or otherwise may be in a position to exercise influence over the market for such Security (e.g., as a market maker, trader, research analyst or salesperson). g. Restrictions on Personal Investment Transactions—Customer Accounts. Generally, you may only share in the profits or losses in the Accounts of immediate family members. h. Research Recommendations. You are prohibited from knowingly executing any transaction in a Security that is the subject of a new or amended PNC research recommendation for a period of one full business day following the day on which the announcement or publication occurred. i. Traders. If you buy and sell Securities that are currently held in your business unit’s proprietary or trading accounts, you must obtain prior approval from your Line of Business Manager before buying or selling the same Securities in your Reportable Accounts.

3 If you are responsible for advising or sub-advising Funds you are subject to the following additional requirement: a. Seven-Day Blackout Period. From the period beginning seven calendar days before and ending seven calendar days after any Fund client transaction, you are prohibited from executing a Personal Investment Transaction in the same Security, unless the Line of Business Compliance Unit grants an exception. If, after executing a Personal Investment Transaction, you believe that a Fund client transaction in the same Security is desirable during this seven-day period, you must contact the Line of Business Compliance Unit in order Page 47 to determine an appropriate method of ensuring your compliance with this rule.

4 If you are a Research Employee, you will be subject to the following additional requirements: a. Research analysts cannot purchase or reserve any securities of an issuer principally engaged in the same type of business that the analyst follows before an initial public offering. b. Research analysts cannot purchase or sell any Security (or any derivative thereof) that the analyst covers, unless the transaction occurs at least thirty days before or at least five days after the publication of a research report. c. Research analysts cannot execute transactions for their own Accounts that are inconsistent with their recommendations. d. For purposes of this subsection 4, the term “Securities” also includes a mutual fund that the analyst owns, if the analyst owns more than one per-cent (1%) of the fund and the fund invests twenty per-cent (20%) or more in securities that the analyst covers. e. Certain Research Employees will be subject to pre-clearance for all Personal Investment Transactions. You will be notified if you are subject to this requirement. Pre-clearance can be obtained by contacting your Line of Business Compliance Unit directly.

D. Non-Employee Directors

All non-employee directors are responsible for their own individual compliance with the applicable provisions of this Policy and should be aware that securities laws may impose personal liability for improper or illegal acts. Securities laws may also impose civil penalties, such as fines and other sanctions and criminal penalties.

1 General Principles a. You must avoid Personal Investment Transactions that create a conflict of interest. A conflict may exist when your own personal interests could influence the decisions you make on behalf of PNC. b. You must comply with all applicable securities laws and regulations, including the laws prohibiting Insider Trading. The penalties for a violation of such laws can be severe. PNC must preserve its reputation for integrity and cannot tolerate any incident of Insider Trading. c. You are prohibited from buying, selling or recommending a Security if you are aware of Inside Information about the Security or its issuer. You may not disclose any Inside Information to any other person with the intent or expectation that the other person will use the information to make investment decisions. You are also prohibited from using Inside Information to make recommendations regarding Securities, otherwise known as “tipping.”

2 Reporting Requirements a. You must provide duplicate trade confirmations to the Corporate Secretary for all Personal Investment Transactions involving PNC and BlackRock Securities that are executed through a broker or an investment advisory Account. b. For Personal Investment Transactions involving PNC and BlackRock Securities made by other means, you must provide copies of transaction documents by no later than the end of day following any such transaction.

3	Restrictions on Personal Investment Transactions

a. Pre-Clearance Required for PNC and BlackRock Securities. All Non-Employee Directors

must contact the Corporate Secretary directly for Pre-Clearance of any Personal Investment

Transactions involving PNC or BlackRock Securities. Pre-Clearance is only effective for the day in which it is granted. As a result, you should contact the Corporate Secretary as early as possible on the day of your proposed transaction. Pre-Clearance is not required under the following circumstances:

i. Personal Investment Transactions effected pursuant to a PNC “Trading Plan” do not require Pre-clearance. However, entering into, modifying or terminating any such

Trading Plan does require pre-clearance. Such a plan will set forth in writing the conditions for future purchases, sales or other transactions in PNC Securities even if those transactions would occur at a time when you are aware of Inside Information. You may not enter, modify or terminate such a plan during a Blackout Period or while you are aware of Inside Information. Contact the Corporate Secretary for more information.

ii. Reinvestment of PNC or BlackRock dividends pursuant to a Dividend

Reinvestment Plan.

iii. Acquisitions or dispositions of PNC or BlackRock Securities through a stock dividend,

stock split, reverse stock split, merger, consolidation, spin-off, or other similar corporate distribution or reorganization.

b. Blackout Period. All Non-Employee Directors are prohibited from purchasing or selling PNC

Securities beginning 15 days before the end of each calendar quarter until the second business day after PNC releases its earnings results for that quarter (the “Blackout Period”).

This prohibition does not include exercising with cash or already-owned PNC Securities an option on PNC Securities granted by PNC, and holding the underlying securities received as a result of the option exercise. Non-Employee Directors are also prohibited from purchasing or selling BlackRock Securities at times when non-employee directors of BlackRock are prohibited from trading.

c. You may not engage in day trading or short selling of PNC or BlackRock Securities.

d. You are prohibited from engaging in transactions in any derivative of PNC Securities,

including buying and writing options, other than securities issued under a PNC

Compensation Plan.

e. You are prohibited from promoting, engaging in or facilitating an improper market timing transaction involving open-end mutual fund shares.

f. You will not be permitted to invest in a non-publicly traded entity in which PNC also holds an equity interest (other than in a fiduciary or custodial capacity), unless an exception is granted.

VI. Key Contacts Reference Guide

Employees are reminded of their obligation to report any unethical business conduct and any known or suspected violation of the Code of Business Conduct and Ethics and the Employee Conduct Policies or other significant PNC policies. A problem cannot be resolved unless it has first been identified. Such reports should be made immediately to any of the following people:

- Your supervisor or manager; or
- The Employee Relations Information Center (ERIC) at **1-866-661-3742**; or
- The Corporate Ombudsman at **412-768-8507**; or
- The PNC Business Conduct and Ethics Hotline at **1-866-785-9753** (Calls to the Hotline may be made anonymously)

CORPORATE ETHICS OFFICE

Contact	Name	Phone	Fax	Mailstop
Corporate Ombudsman	Diane M. Martin	412-768-8507	412-705-2682	P1-POPP-29-1
Corporate Ethics Office	Amanda C. Eakin	412-762-8478	412-705-2682	P1-POPP-29-1

GENERAL COUNSEL'S OFFICE

Contact	Name	Phone	Fax	Mailstop
General Counsel	Helen P. Pudlin	412-762-7987	412-768-2875	P1-POPP-30-1
		215-585-5174	215-585-8564	F2-F070-28-1
Senior Deputy Gen. Counsel	Drew J. Pfirrman	412-762-1400	412-705-2679	P1-POPP-21-1
Deputy General Counsel	Edward S. Rosenthal	412-762-1711	412-762-5920	P1-POPP-21-1

CORPORATE SECRETARY

Contact	Name	Phone	Fax	Mailstop
Corporate Secretary	George P. Long	412-768-7624	412-705-2194	P1-POPP-21-1

CHIEF REGULATORY OFFICER

Contact	Name	Phone	Fax	Mailstop
Chief Regulatory and Risk Policy Officer	Kathleen A. Flannery	412-768-6572	412-762-7986	P1-POPP-04-5

GOVERNMENT AFFAIRS OFFICE

Contact	Name	Phone	Fax	Mailstop
Senior Vice President of Governmental Affairs	Thomas Lamb	412-762-7558	412-762-8219	P1-POPP-21-1

REGULATORY AFFAIRS DEPARTMENT

Contact	Name	Phone	Fax	Mailstop
Director of Regulatory Affairs	David A. Shernisky	412-762-6733	412-762-7986	P1-POPP-04-5

PRIVACY DIRECTOR

Contact	Name	Phone	Fax	Mailstop
Privacy Director	Kenneth R. Robinson	412-762-3214	412-762-0726	P2-PTPP-06-1

Page 50

Employees are reminded of their obligation to report any unethical business conduct and any known or suspected violation of the Code of Business Conduct and Ethics, the Employee Conduct Policies or other significant PNC policies. A problem cannot be resolved unless it has first been identified. Such reports should be made immediately to any of the following people:

> Your supervisor or manager; or

> The Employee Relations Information Center (ERIC) at 1-866-661-3742; or

> The Corporate Ombudsman at

412- 768-8507; or

> The PNC Business Conduct and Ethics Hotline at 1-866-785-9753

(Calls to the Hotline can be made anonymously)

©2006 The PNC Financial Services Group, Inc. All rights reserved. Member FDIC.

MISC 0906-094